Prospectus Supplement (Sales Report) No. 13 dated October 27, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 67503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
67503	$10,000	$10,000	8.59%	1.00%	October 26, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 67503. Member loan 67503 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Genesys PHO	Debt-to-income ratio:	15.49%
Length of employment:	1 year	Location:	Burton, MI

Home town:
Current & past employers:	Genesys PHO
Education:

This borrower member posted the following loan description, which has not been verified:

I have a current balance on my Advanta account. My interest rate is 7.99%. If anyone can beat that rate, I am interested in a loan. 252415 added on 10/18/09 > Above account is paid in full. Using this loan to payoff Schwab account balance.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,068.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This loan will be issued at 8.59%. How much interest is your Schwab account?	My Schwab is 13.49%.
Please respond to the following: What are your responsibilities at Genesys? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Utilization Review Nurse at Genesys PHO. It is my wife and myself as wage earners(Mine- $56000, hers-$28000). My obligation is my car-Toyota Prius around $600 a month and my mortgage at $600 a month; no second mortgage. Schwab account 13.49%-a little over $3000. We have a cell phone bill $200 a month. Cable and internet is $100. She has only her 401k loan that we are going to use this to pay off along with the schwab account payoff. She is paying $600 a month to pay off her 401k(that was our big mistake:() This loan would increase our cash flow by $300 a month. Our goal is to pay this off at the same time as her 401k payoff next october 2010 instead of the 3yrs listed. Our interest is lower on the 401k loan but we already took the lose of interest toward retirement. I want to payoff sooner since the market is going up in small increments. We do A LOT of entertainment out which is variable. I am a registered nurse(male) and have never been without work since receiving my RN and BBA. If for some reason I did lose my job I would look for one anywhere so I would have work. I have had full time employment since 1/96. Thank you very much for your questions and interest in funding my loan!!

Member Payment Dependent Notes Series 444182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444182	$12,000	$12,000	11.48%	1.00%	October 26, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444182. Member loan 444182 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,917 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	SHIRLEY, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

auto repairs purchase of used car misc bills such as medical snow thrower lawn mower other household items 541235 added on 10/14/09 > please fund loan to my account 541235 added on 10/14/09 > the car i am going to purchase is 8700.00 other car repairs approximatly 1200.00 medical and other household puchases equal to about 1400.00 my total monthly household income is about 1800.00 my monthly expences are about 600.00 ican repay my loan wiyhout a problem iwould like the loan to fund into the account that i provided you with and make monthly payments from that account as well 541235 added on 10/14/09 > my income comes from ss which is secured until my death i have prestine credit on the excelent scale i have no late payment reported from any creditors to date 541235 added on 10/14/09

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, I'm considering funding your loan. Please verify your income as per the noted process on FAQ section of lending club. You have had 4 inquiries for credit in the last 6 months. What is going on here? Kind Regards,	had a few loan apps lately
What were the loan apps for?	need a loan want to see best fit offer prefer lending tree right now
How would this loan be repaid in the event of your death?	my health is well so i do not have worries of death any time soon but if in the worse case i were to pass my daughter will see to the repayment of this loan

Member Payment Dependent Notes Series 445672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445672	$20,000	$20,000	11.83%	1.00%	October 23, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445672. Member loan 445672 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	City Of Ottawa	Debt-to-income ratio:	11.95%
Length of employment:	10 + years	Location:	OTTAWA, KS

Home town:
Current & past employers:	City Of Ottawa
Education:

This borrower member posted the following loan description, which has not been verified:

544387 added on 10/14/09 > The loan will be used to eliminate high-interest credit card debt. I pay my bills on time and pay well-over the "minimum payment" on my credit cards. I've been steadily employed with the same employer for 14+ years. Thank you for your consideration. 544387 added on 10/20/09 > I should add that I applied for the loan and used only my income in the application. My wife of 10 years is also employed and has been with the same agency for 13 years. She earns $41,000 annually. We are easily able to pay are mortgage and debts each month. We are using this loan to pay off the two credit cards we have and eliminate debt over a 3 year period, as opposed to paying above the maximum payment each month on credit cards and seeing debt reduce slowly. Again, we appreciate your time and attention to our request, and assisting us with our goal.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,086.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What have you done to reduce your debt, other than applying for this loan? Have you changed your usage of credit cards? Thank you in advance for your answers.	Once the loan is approved and the credit cards are paid off the most of the accounts will be canceled.
Please respond to the following: What are your responsibilities at the city? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Do you own your home outright as indicated in your profile? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I oversee a group of patrol officers assigned to my shift. I am not the sole wage earner, my is employed also. Her income is approximately $42,000 annually. That make our combined income around $108,000. My mortgage is $1,370.00 this is combining the first and second mortgage togethor. We have one car payment of $270.00 and the credit card debt. The loan will be used to pay off the credit card debt entirely.

Member Payment Dependent Notes Series 448699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448699	$24,000	$24,000	11.83%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448699. Member loan 448699 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,277 / month
Current employer:	State of Arkansas	Debt-to-income ratio:	19.82%
Length of employment:	8 years	Location:	MAUMELLE, AR

Home town:
Current & past employers:	State of Arkansas
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate debt 550762 added on 10/12/09 > I plan to consolidate my debt in order to become debt free. I have never had a late payment and all of my accounts are in excellent standing.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,046.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Married? Spouses occupation? What is spouse's debt/income? Thank you.	Married. Spouse is self employed contractor with an income of approx. $80,000.00/year.
Your revolving debt is at $11k according to your credit report. Why are you asking for $24k? Also what is the balance and interest rates on the credit card bills you intend to use this loan for?	My spouse has an additional $13,000.00 that we will be consolidating. The interest rates on the cards is currently 18%.
Please respond to the following: What are your responsibilities for the state? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Manager of an Accounting Dept. with the State. My monthly mortgage payment is around $850, one car payment, around $570, and one loan that will be paid off next month. The minimum payments for the debt are currently $140, $120, and $300. No second mortgage or HELOC. Working for the state, I feel my job is secure and do not worry about job loss.

Member Payment Dependent Notes Series 449264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449264	$25,000	$25,000	13.22%	1.00%	October 22, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449264. Member loan 449264 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Allied Aviation	Debt-to-income ratio:	9.00%
Length of employment:	1 year	Location:	saint albans, NY

Home town:
Current & past employers:	Allied Aviation
Education:

This borrower member posted the following loan description, which has not been verified:

550339 added on 10/09/09 > I plan on making my place more modern. I am a good borrower i pay all my bills on time and i have a good credit report. My job is very stable i been there for 5 years now, Even with the recession going on my job has not laid off any workers. 550339 added on 10/10/09 > I made a mistake on my profile that i am trying to fix, yes i been working at my job for 5 years not 1.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,951.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thanks for the advice i will call them when their offices open.
You say you have been employed there for 5 yrs, but in another part you show only 1 yr, why the difference?	I am sorry that was a typo i am trying to figure out how to fix it
Why are you fixing up a rental property that you do not own?	I am fixing up a rental property because this property I will be buying in the near future from my landlord.

Member Payment Dependent Notes Series 449273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449273	$1,600	$1,600	12.87%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449273. Member loan 449273 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	n/a	Debt-to-income ratio:	12.14%
Length of employment:	n/a	Location:	los angeles, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

550216 added on 10/20/09 > [1]I'm going use the fund to pay off my 19.90% APR discover card. [2]I'm working in local video store as assistant manager. i've been work there for 3 years. [3]My current net income is $2100. [4]My total expenses are $600 rental $50 gas and electric $40 cell phone $200 credit cards payments. [5]As you will find out, I do manage my credit score responsibly. I have no history of late payment since 2003 and i have successful payment history of 5 years and 5 months auto loan.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,591.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 449548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449548	$16,000	$16,000	15.65%	1.00%	October 22, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449548. Member loan 449548 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Bordines Nursery	Debt-to-income ratio:	19.75%
Length of employment:	6 years	Location:	GRAND BLANC, MI

Home town:
Current & past employers:	Bordines Nursery
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

552223 added on 10/07/09 > Help me payoff the credit cards that got me through college . . 552223 added on 10/07/09 > I work fulltime and would use this loan to payoff my credit card debt, both reducing my monthly payment and allowing me to pay it off. I have already tore up the credit cards and will be using cash from here on out. Thanks for taking the time to read this, I know there are many deserving people out there.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,418.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $16K loan are: 1. Position and responsibilities Bordines Nursey are? 2. $3,250 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1: I am in charge of growing bedding plants and some of our perennial plants for sale at a retail nursery with four locations. 2: I am single. 3. My rent is 530 with utilities included. 4. My car is paid off. Thanks for taking the time to look.
Please respond to the following: Besides rent, what other monthly obligations do you have? The payment on this loan would be roughtly 20% of your monthly income. Can you handle such a payment for 36 months? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Besides rent my other monthly obligations are: 53$ for Auto insurance, 50$ for Internet/Phone and I would still have a 80$ a month minimum payment on the card I would not have payed off. I have just recently dropped down my phone plan(saving 30$ a month, dropped Netflix saving 15 a month, dropped cable saving 40$ a month and have for the last month and a half changed my eating habits(I no longer go out to eat at lunch and rarely at dinner). I have also suspended my 401k contributions of 200$ a month(goes into effect nov 1st) With the changes in my spending habits I do believe I can handle the payments.(As they would actually total less then I was spending just last month if you include all the items I have cut out of my life). I have never defaulted on any sort of loan and never plan to, which is why I am trying to do this on my own and get myself out of the trouble I have carelessly gotten myself into. The balances are as follows: 15483.48 at 29.9% with a min payment of 350$ (about 2 years ago I made a mistake when switching over to automatic withdrawl and the bank will not work with me to reduce it the 14.9% I had previously) This is the debt I would eliminate. The other debt is 3129.41 at 14.9% with a min payment of 80$ a month. In case of a job loss, which would be completely unexpected, but you never know, I had a job offer last month from another company with actually slightly higher wages, but it would envolve relocation. And I hate to say this, but worst case I would withdraw the 401k I have built up over the last 6 years and use it to pay the majority of the loan (I have about 12k in my 401k) with the remainder coming from my parents. I could get some money from my parents to pay off the credit cards, but I prefer to do things on my own. I got myself into this mess and I am going to change my life to make sure it doesn't happen again. I wish I would've listened to my parents who live by the rule "If you can't pay in cah, you shouldn't be buying it". Thank you for asking the questions and allowing me to present a fuller picture of who I am and what I am going to do. With or without this loan, I will be debt free inside of five years. That is my goal and I will accomplish it.
Thank you for the additional information. Ok, I'll take a chance on you. Make us all proud to be invested!	Thank you. I will not let you down.

Member Payment Dependent Notes Series 449565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449565	$15,900	$15,900	13.22%	1.00%	October 22, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449565. Member loan 449565 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Omnicare, Inc.	Debt-to-income ratio:	20.00%
Length of employment:	10 + years	Location:	Florence, KY

Home town:
Current & past employers:	Omnicare, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

552268 added on 10/07/09 > I will use approximately $13,500 of the loan to pay off three major credit cards. One of the cards has an approximate balance of $9500. I closed that account, which may have hurt my credit, but I will never have anything to do with Chase or any business affiliated with them. At least not knowingly. In four months time, from the time they took over the account from Washington Mutual, they raised my percentage rate twice, forced me to make two payments in one month, charged me a late fee and then reduced my credit limit, which was the final straw for me. The remaining amount of the loan will be placed into my savings account as part of my emergency fund. My significant other of 11 years lost his job a year ago in a reorganization. He was fortunate to find another job, but for less pay. Due to the economy, there is less work and the company has cut back on hours. Since April of this year, his paychecks cover only child support. I believe in keeping a savings account to cover at least 3-6 months of household expenses or as an emergency fund, which I have had to tap into during the past year. Paying the monthly bills is not a problem but adding to savings has not been easy. This loan will permit me to continue to pay the bills and add to the savings. Thank you for your consideration. 552268 added on 10/07/09 > I forgot to mention that I have two loans that will be paid in full in less than two years, which will bring in an additional $840 per month. Thank you.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,326.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $16K loan are: 1. Position and responsibilities Omnicare are? 2. $5,750 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am happy to answer your questions, sir. 1. I am the Executive Assistant to the Executive Vice President and COO of a Fortune 500 comapny and have supported him 12 years this coming January. I assist him in the day to day functions of operations in the LTC industry that includes approximately 200 pharmacies and 15, 000 employees. 2. The reported gross income is mine alone. I am salaried, non-exempt. 3. My mortgage payment is $1533 per month and half is taken out on the 1st and the other half on the 16th of every month. I am in an equity builder plan. 4. My car payment is $395 per month and I have a 0% interest on the loan. That payment comes out on the 16th of the month. The loan will be paid in full in July 2011. Thank you for your consideration.

Member Payment Dependent Notes Series 449577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449577	$11,525	$11,525	13.57%	1.00%	October 22, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449577. Member loan 449577 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.92%
Length of employment:	n/a	Location:	Gladstone, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

552300 added on 10/07/09 > This loan will give my company access to materials and supplies that are desperately needed to continue doing business with our new and current customers. It is an independently owned company seeking new growth and opportunity. With this loan I believe our company can start to expand into new states and maybe one day go public.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,386.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $12K business debt consolidation loan are: 1. Identify your business name? 2. Home mortgage payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	This is a debt consolidation loan that I am requesting. The reason I mentioned my company is that my current interest rate on my debt is too high to pay off in a timely manner and is affecting my ability to meet my obligations with my current customers and vendors.
What is the purpose of loan, detail out monthly expenses, position, contact Lending Club to verify income. how is this consolidate credit?	Once my debt is consolidated my company can proceed to do business with our current clients and vendors. The interest rates on my current debt are too high to pay off in a timely manner. Your help is greatly appreciated.
Please clarify if you are requesting a loan to consolidate personal debt, or to invest in your company? Thank you in advance.	I am requesting a debt consolidation loan. The reason I mentioned my business is that my high interest rates on my debt right now are too high to pay off in a timely manner and are affecting my ability to meet my obligations with my current customers and vendors. Your help is greatly appreciated.

Member Payment Dependent Notes Series 449610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449610	$12,000	$12,000	12.87%	1.00%	October 22, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449610. Member loan 449610 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Accenture	Debt-to-income ratio:	11.45%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Accenture
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

552363 added on 10/07/09 > Need to pay off a healthcare loan before 10/16/09 to avoid high interest costs. Help would be greatly appreciated. 552363 added on 10/08/09 > Also, in the process of paying off out of state college (Purdue) loans. 552363 added on 10/11/09 > Please help :(. I'm starting to get nervous that I won't meet my due date. 552363 added on 10/15/09 > Received an extension until 10/21 - I guarantee I will have no problems making my monthly payments. I also picked an independent sales position to bring in additional income.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	13
Revolving Credit Balance:	$684.00	Public Records On File:	1
Revolving Line Utilization:	6.10%	Months Since Last Record:	18
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $12K loan are: 1. Position and responsibilities Accenture are? 2. $4,167 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Thank you for your questions! I really appreciate the consideration. 1. Position and responsiblities at Accenture -Management Consulting Analyst with a Communications and Training Lead role for a contracts program implementation to 500 users globally. 2. Gross $4167 - I'm the only wage earner - taxes and 401 takes out quite a massive chunk :( 3. Rent Payment (about $1,000) 4. Car (paid off) In addition I also have a student loan that I'm trying to pay off. That payment is usually about $150 a month (try to pay more) but I'm more worried about my Healthcare loan from last year which will hit full interest (22%) soon. Once again thank you for your consideration!
What is the public record, detail out monthly expenses, position, contact Lending Club to verify income.	Hi there, thank you for your questions and consideration. 1. Public Record - Dispute with Landlord in college that went to court. Disagreement around terms of lease incomplete facilities - building was new and did not pass inspection so move in was delayed yet landlord still wanted to charge full rent. - Upon move in workers were still in the process of installing mirrors, closets, etc. in rooms upon first couple months of inhabitance. Workers would show up without warning and let themselves in without knocking. Internet connectivity was not available for first 2 months due to incorrect installations by Landlord. 2. Detailed Monthly Expenses - After taxes, 401 K, insurance and etc income is about 3,000 a month (a little less) - $103.57 Life Insurance Policy - $400 ??? Capital One Healthcare Loan - Between $1000 - 1300 ??? Rent, parking and utilities - $0 ??? Car (Paid Off) - $150 for Sallie Mae College Loan - $300 for food and entertainment - $200 for misc. (gifts for bdays, cabs, etc) 3. Position at Accenture - Management Consulting Analyst with lead communication and training role on global contract systems implementation to 500 end users. 4. Contact Lending Club to verify income - I believe this was already done upon loan approval. Not sure what you mean by this question. Once again thank you for your consideration. I really appreciate it! Regards,

Member Payment Dependent Notes Series 449735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449735	$21,600	$21,600	13.92%	1.00%	October 22, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449735. Member loan 449735 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	Invision Inc.	Debt-to-income ratio:	11.23%
Length of employment:	2 years	Location:	LAWRENCEVILLE, GA

Home town:
Current & past employers:	Invision Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

552611 added on 10/08/09 > Looking for pay off debt - not for a fast fix. I've paid off $10k so far this year and can't wait to be debt free. The credit card companies just make this impossible anymore with constantly increasing rates. I've been paying more than the minimums and am easily able to keep up with this rate. My goal is to actually pay off this loan in 2-2.5 years. 552611 added on 10/15/09 > I've now paid off $12500 in debt this year...my payoff numbers are getting bigger and bigger. I do not back out on my committments... 552611 added on 10/20/09 > According to Quicken budget/debt pay off tool, this loan would save me $5000 and allow me to pay my debt off two years earlier than at my current rate and if I keep paying at the same rate, I could pay this loan off almost a year early.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	10
Revolving Credit Balance:	$31,904.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at Invision Inc? Would you please explain about the delinquency that appears in your credit history from about 10 months ago? Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	The delinquency last year was an honest mistake, I thought I scheduled the payment but had not; however, I paid them off in full the next month. My only other loans are my car (which is paid off in March 2010) and my mortgage ($1150). I do carry a savings account/emergency fun that will allow me 3-4 months. Income should be verified by now, sent my forms last week. Describing the type of work I do would identify who I am in the company - I'm not comfortable doing that.
Could you explain the delinquency from 10 months ago? Also--what are the balances and interest rates of the credit cards you're consolidating?	It was an honest mistake - I thought I sent the payment through and appearantly did not. I received no notice form the company before they reported it but I paid the balance off the following month. I think it was a case of too many bills that month as I had surgery that month during the holidays. The cards I am hopding to consolidate include: - $8600 at 27% - $2700 at 19% - $2800 at 25% - $3500 at 26% - $2000 at ?% (can't recall as I'm at work currently) I've rounded out some of the numbers but you can see that a lower interest loan would help substantially. Please let me know if you have any other questions. Thank you for your interest.

Member Payment Dependent Notes Series 449773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449773	$5,000	$5,000	14.26%	1.00%	October 23, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449773. Member loan 449773 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	One Touch Direct	Debt-to-income ratio:	19.53%
Length of employment:	1 year	Location:	TAMPA, FL

Home town:
Current & past employers:	One Touch Direct
Education:

This borrower member posted the following loan description, which has not been verified:

552680 added on 10/14/09 > I repay my loans on time.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,934.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the 2 recent inquires on your credit? Thank you in advance.	From lending tree and the two companys that approved credit for this loan.

Member Payment Dependent Notes Series 449867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449867	$24,250	$24,250	14.96%	1.00%	October 22, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449867. Member loan 449867 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,995 / month
Current employer:	Spencer Stuart	Debt-to-income ratio:	12.19%
Length of employment:	1 year	Location:	VOORHEES, NJ

Home town:
Current & past employers:	Spencer Stuart
Education:

This borrower member posted the following loan description, which has not been verified:

552821 added on 10/08/09 > I have an MBA (Wharton), have worked on Wall St (Lehman Brothers), have never had a late payment on any of my student loans, and now have a secure job. I would like to use the proceeds to pay off higher interest rate credit card debt I incurred while unemployed at the beginning of this year. thank you.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,665.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.09.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $24,250 loan are: 1. Position and responsibilities Spencer Stuart are? 2. $5,595 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Hello, Thank you for your interest. Please find the details below: 1. Spencer Stuart (www.spencerstuart.com) is a large executive search firm ??? we place senior executives, usually C-level, across all industries. I am a Research Associate which means I source the candidates after we get an assignment (business development is done by Consultants). I make initial contact with these senior individuals, describe the position and evaluate their fit and interest in the role before recommending them to the Consultant leading the assignment. 2. $5595 is my own income. I am single and have no dependents. 3. Rent is $1100 per month. 4. I own my car ??? 2005 Hyundai Coupe. There is no car payment other than whatever maintenance is sometimes required. 5. Current credit card payments total $913 per month which is not much more than my payment would be if I receive the new loan of $24K. However the interest rates I am paying are high (8%, 22%, and 22%). Thus I would pay off the 2 cards w/ the 22% rate as I really don???t want to pay so much in interest. I hope the above clarifies things. Additionally, please note that I save about $350 per month after all my expenses (including credit card installments), so I am able to handle my current payments - it just disturbs me to be paying 22% to a credit card company. Thanks again for your potential funding.
what is the purpose of the loan, how much do you have in personal and retirement savings, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	Hello, Thank you for your interest. Please find the details below: 1. The purpose of the loan is to pay off higher interest rate credit card debt. Current credit card payments total $913 per month which is not much more than my payment would be if I receive the new loan of $24K. However the interest rates I am paying are high (8%, 22%, and 22%). Thus I would pay off the 2 cards w/ the 22% rate as I really don???t want to pay so much in interest. 2. I graduated from business school in 2006 ??? I do not currently have any savings as I prefer to use any surplus cash to pay down my loans. 3. I work at Spencer Stuart (www.spencerstuart.com), a large executive search firm. We place senior executives, usually C-level, across all industries. I am a Research Associate which means I source the candidates after we get an assignment (business development is done by Consultants). I make initial contact with these senior individuals, describe the position and evaluate their fit and interest in the role before recommending them to the Consultant leading the assignment. 4. My monthly expenses are as follows: Student loan payments $748 Credit card payments $913 Rent $1,100 Food $600 Phone $100 Entertainment $400 Gas $100 Clothes $100 Toiletries $100 Total Expenses $4,161 Total Net Cash Flow $335 I hope the above clarifies things. Thanks again for your potential funding.

Member Payment Dependent Notes Series 449904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449904	$7,000	$7,000	12.87%	1.00%	October 23, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449904. Member loan 449904 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Marriott International	Debt-to-income ratio:	5.94%
Length of employment:	7 years	Location:	WINDSOR MILL, MD

Home town:
Current & past employers:	Marriott International
Education:

This borrower member posted the following loan description, which has not been verified:

552905 added on 10/13/09 > Debt consolidation (Student loans) Small home improvements Stable 2-income household Stable Career w/ Marriott 552905 added on 10/13/09 > credit score: over 700

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	83
Revolving Credit Balance:	$256.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 450109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450109	$24,250	$24,250	16.70%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450109. Member loan 450109 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,500 / month
Current employer:	Port Washington Police District	Debt-to-income ratio:	17.14%
Length of employment:	10 + years	Location:	PORT WASHINGTON, NY

Home town:
Current & past employers:	Port Washington Police District
Education:

This borrower member posted the following loan description, which has not been verified:

553361 added on 10/09/09 > Will be used to pay off existing credit cards and close those accounts. My job is very secure, with no layoffs since it was started over 85 years ago. 553361 added on 10/09/09 > government employer

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	36
Revolving Credit Balance:	$46,226.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.10.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $24,250 loan are: 1. Position and responsibilities are Port Washington PD are? 2. $10,500 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	police officer assigned to patrol, actively patrol assigned sector/post, answer all radio calls, enforcement of ordinances, vehicle and traffic laws, nys criminal laws, various written reports, auto lock outs, calls for service, medical 1st responder, etc perform dispatch duties when assigned (all communications including 911, telephones, call assignments, call logs, etc) gross income is only myself which is average for long island, ny comparable time and grade rent is 1500, no car payment
Your loan description says this loan will be used to payoff two credit cards. Yet your credit history shows a credit balance of 46,226. Please detail out your credit debt with associated interest rates and current payments. Also, please explain the delinquency your credit report shows 36 months ago. Thanks	Hi, the actual number of credit credits is 3 accounting for the requested loan amount. cc#1 bal = 16,700 rate is 18.9% $400 per month cc#2 bal = 3,972 rate is 14.9% $200 per month cc#3 bal = 2,394 rate is 13.9% $100 per month the remaining credit balance is split between two fixed rate loans (unsecured) . These two loans are automatically paid each month directly from my checking acct. I use direct deposit at work to that checking acct. I am trying to eliminate all adjustable rate credit cards , and obtain one last fixed rate loan and pay off all my debts. All loans including this one would be automatically paid directly from the checking acct. As for the delinquency 36 months ago, a late payment due to an over sight on my part which I corrected immediately after realizing my mistake. My divorce was finishing at that point. I am single with full custody of my daughter and my ex wife pays child support. Everything has been peaceful (no legal stuff) between my ex wife and me since then. Since that point I have made a point the pay all monthly payments electronical by auto pay methods, so i never have a delinquency again.

Member Payment Dependent Notes Series 450140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450140	$17,500	$17,500	13.57%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450140. Member loan 450140 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,842 / month
Current employer:	Trinity School	Debt-to-income ratio:	13.45%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	Trinity School
Education:

This borrower member posted the following loan description, which has not been verified:

553415 added on 10/09/09 > I was starting to make good progress in paying off my debt, when the house I was living in was flooded in late July. I ended up moving to a new city for a better job, but there are still some basics that I need to buy before the New England winter rolls around. This is to consolidate my remaining debt, and purchase essentials.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,799.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Trinity School? What are the interest rates and balances on the debts you plan to consolidate and what are the essentials you wish to purchase?	I am a teacher. My interest rates are, and 22% and 19.13%. I literally lost everything that I didn't happen to pack up on a plane for my summer job, so I need a proper winter coat, and very basic furnishings. My primary focus is to consolidate the debt.

Member Payment Dependent Notes Series 450193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450193	$6,000	$6,000	14.61%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450193. Member loan 450193 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,447 / month
Current employer:	Bio-Rad Laboratories	Debt-to-income ratio:	22.72%
Length of employment:	10 + years	Location:	Vallejo, CA

Home town:
Current & past employers:	Bio-Rad Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

553537 added on 10/09/09 > My husband was unemployed for three years due to manic depression and schizophrenia. He's now much better and is working full time and have been working at the same company for the last 2years. I hope you can help us. 553537 added on 10/09/09 > My husband was unemployed for three years due to manic depression and schizophrenia. This is how we got into debt. He's now much better and is working full time and have been working at the same company for the last 2 years. My eldest daughter is also now going to school and working at the same time and she's able to help us. I hope you can help us. 553537 added on 10/09/09 > My husband was unemployed for three years due to manic depression and schizophrenia. He's now much better and is working full time and have been working at the same company for the last 2years. I hope you can help us. 553537 added on 10/09/09 > My husband was unemployed for three years due to manic depression and schizophrenia. This is how we got into debt. He's now much better and is working full time and have been working at the same company for the last 2 years. My eldest daughter is also now going to school and working at the same time and she's able to help us. I hope you can help us.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,978.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the listed gross income include your husbands? What is your position at Bio-Rad? Your credit history shows $23,000 of debt. What drove your decision to ask Lending Club for only $6,000, rather than the full amount?	The gross income does not include my husband's salary. I'm only requesting for $6000 because the last time I applied, that was the most they can offer me.

Member Payment Dependent Notes Series 450234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450234	$13,750	$13,750	18.43%	1.00%	October 22, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450234. Member loan 450234 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Morenci Water & Electric Company	Debt-to-income ratio:	24.04%
Length of employment:	10 + years	Location:	Clifton, AZ

Home town:
Current & past employers:	Morenci Water & Electric Company
Education:

This borrower member posted the following loan description, which has not been verified:

553649 added on 10/09/09 > I'm trying to pay consolidate bank cards, and finish paying for my mom's funeral 553649 added on 10/15/09 > I work for the Utility and water company. As long as people need electricity and water they need us. I feel my job is very secure. I need this loan so I can consolidate some smaller bills and pay them off, I still owe a little on my mom's funeral and would like to get that paid off as soon as I can. 553649 added on 10/20/09 > I already sent lending club copies of my checks and W2 form. 553649 added on 10/20/09 > I would like to thank everyone who has invested their money in me, and I promise I will repay all I borrowed. I work hard for my money and I know you do too. Thank you very much.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,783.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.10.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $13,750 loan are: 1. Position and responsibilities Morenci Water and Electric Company are? 2. $4,667 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Morenci Water & Electric is a utility company. I plan schedules. Price and purchase needed merchandise for company. 2. 2 incomes my wife and I. 3. $679.00 mortgage 4. $ 480.00 5. $ 220.00
Does all this debt amount to the 17,783 reported with your history? Please clarify length of employment (it shows you working there 100 years)	1. yes 2. employed 28 years with company
Please have yours and your wife's income verified with lending club	No problem I can do that.

Member Payment Dependent Notes Series 450272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450272	$12,800	$12,800	16.00%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450272. Member loan 450272 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	U.S. Army	Debt-to-income ratio:	15.24%
Length of employment:	5 years	Location:	Killeen, TX

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,864.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.10.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $12.8K loan are: 1. Pay Grade/Rank US Army are? 2. Expiration Current Contract (ECC) Date is? Reenlisting? 3. Rent payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1.- E-4/SPC (P) 2.- ETS: Apr 22, 2012, Reenlisted on April 2009 3.- Home Rent $499.00 4.- Own Car, no monthly pay 5.- Credit cards $450.00, This loan will be used to get rid of all credit cards
Please verify your income with lending club	Doc proof of my income was sent today to the Lending Club.

Member Payment Dependent Notes Series 450280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450280	$14,400	$14,400	13.57%	1.00%	October 22, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450280. Member loan 450280 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	10.27%
Length of employment:	3 years	Location:	FONTANA, CA

Home town:	Haifa
Current & past employers:	Wells Fargo Bank
Education:	Mt. San Antonia College

This borrower member posted the following loan description, which has not been verified:

553731 added on 10/09/09 > Loan to be used to pay off and consolidate all debt.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,897.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.10.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $14.4K loan are: 1. Position and responsibilities Wells_Fargo Bank are? 2. $3000 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Thank you for your questions, i will attempt to answer them at best. 1. My position at Wells Fargo is a personal banker. I am to service every client and provide solutions in which to help them succeed financially. 2. The $3000 is my gross income but I also chose not to include my quarterly bonus being that it varies. Though I do receive some type of bonus. 3. As far as rent goes I live with my parents and help with a couple hundred dollars a month. They want me to focus on school and work so they do not ask for much. 4. I have a car payment of $81 a month that i will actually be paying off if the loan does receive funding. -If you would like clarification of anything else please feel free to ask. My response will be immediate so that both the lender and I can achieve the funding o this loan. Thank you.
What are the balances and rates on each of your credit cards? Your credit balance is just under $20,000 but the loan you are requesting is for $14,400. What type of debt makes up the difference?	The reason why I am requesting 14k is because the difference in balances is due to a credit card that I was an authorized user for. I was recently removed form that credit card so that it no longer appears under my report, and the balance of $5200 is no longer going to be my obligation. As far as the interest rates and balances, 3 are in the 20%+, 2 are 10% or less and one is an installment loan at 10.99%. The goal is to payoff the debt as soon as possible.
Why are you requesting this loan at 13.57% if some of your debt is at lower rates?	Though my interest rate is slower on a couple of my debts. The fact that they are revolving lines of credits at a variable interest rate makes it very hard to pay off. I am looking forward to a fixed term of 3 years in order to quickly *pay off* my debt. On a side note my minimum payments as of right now are just below that of what my payment will be if this loan were to get funded. All in all this loan is tailored for paying off debt.

Member Payment Dependent Notes Series 450285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450285	$24,250	$24,250	16.00%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450285. Member loan 450285 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	IBM	Debt-to-income ratio:	3.25%
Length of employment:	10 + years	Location:	CANYON COUNTRY, CA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

553742 added on 10/09/09 > I have been with my company for well over a decade proving a steady income and I have few outstanding loans. This money will assist with special classes for my autistic child.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	55
Revolving Credit Balance:	$172.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.10.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $24,250 loan are: 1. Position and responsibilities IBM are? 2. $8,667 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I am a Technical Architect. I lead teams that program custome software, databases, infrastructure and websites for large companies, primarily in the financial services industry. 2. income is entirely from my salary. I have one job and I am the only income earner. 3. Rent is 800 USD per month. 4. I have one vehicle loan 288 USD per month. Balance is 5000 owed.
Hi there. What was the delinquency on your record 55 months ago? Please be detailed in your reply to assist our funding decision (i.e. amount delinquent, company it was owed to, why you became late with payments, how you caught up). Also, given your income (and extremely low revolving balance), why are you not just funding the classes for your child out of income rather than take a loan at 16%? Do you have any other loans that are not included int he revolving balance of $172 (personal or business loans)? Thanks in advance, and I look forward to funding your loan.	The past due was a previous mortgage. I started a process to end with a short sale and did not understand how the process worked, I did not realize the payments had to continue until complete. The end result was the bank agreeing and the house was sold, I have no other obligations to that debt. My daughter has other services I am paying for as well. None are financed as I pay them directly. While I could pay for this schooling directly, it would cause me to use up too much of my income in a short period of time. Leaving me with no recourse should an emergency or some other unforeseen circumstance happen.

Member Payment Dependent Notes Series 450346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450346	$25,000	$25,000	15.31%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450346. Member loan 450346 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	8.14%
Length of employment:	n/a	Location:	Burbank, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

553843 added on 10/09/09 > I have been in the trade business for over a decade now. I have started my own import export broker business for almost year and half now. This loan will help me expand my business and grow larger just like any successful small business company. This loan will give me the opportunity to expand to a warehouse with a larger storage. Plus, Ill have the right resources to do better and efficient work. 553843 added on 10/16/09 > With me trying my hardest to expand my business, will definitely help me build a solid ground especially when the industry picks up again in a few years down the road. But in the meantime, I dig my head into anything that makes money. Right now I'm working on a deal for importing Russian preserves, including jams, pickles and other canned goods; the only thing that is holding me back is the fact that I don't have the needed resources for me to deal a large and longer terms contract with these people. Thats the purpose of this loan to get the right location, resources where I can manage, distribute and handle similar deals. Ive knocked other banks for this business loan, but all of them are looking for minimum of 3 years of business history in order for them even to consider for a small business loan. This is my only shot and this help will be one day returned one way or other and THANK YOU IN BELIEVEING AND ALL YOUR SUPPORT

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$431.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.10.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $25K loan are: 1. Self-employed business name? Website? 2. $10,417 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Home rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Business name is Mamayca Import & Export. The reported gross income is individual(myself). Rent payment is $1300/month. And car payment is $800 per month. No other major expenses. Main focus is to expand the business to compete with other companies in the industry. THanks for your interest.
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures and expedite this matter. Thank you.	For sure will verify my income with Lending Club. Thank you
To borrow $25K from investors, I'd recommend a significantly better loan description.	Thank you for your recommendation; however, please feel free to ask any additional questions so I can clarify my interest for this loan.
OK. I presume the $10,417 gross income is from your self employment business and that, based on your earlier answers, your only expenses are $1300 and $800 per month leaving you with a net income of over $8,000/mo. I find this a little hard to accept. A proforma operating statement to the best of your ability would be helpful, as well a specific accounting of what the $25K will be used for. A little more narrative about the business, its history & your vision of its future would also be helpful. Thx.	$25K will be used for expanding my business. One simple example, I pay money out for dispatching, storage, accounting etc. My main focus is to become a warehouse, which will give me the opportunity to not only work overseas, but also start working here in the freight broker industrry.
Sorry, I may have sent you this message twice. As an alternative to having Lending Club verify your income, ask them to approve your Credit Review Status. Apparently Lending Club does not verify income in all cases.	Lending Club has contacted me; I have provided the required information to them already, its just a matter of time that they review and update my verification.
I am in the logistics industry myself and I would like to know what sorts of products you would be exporting? importing? With the decreased flow of goods because of the recession, what is your growth strategy?	I export mostly vehicles to former CIS Countries. I have clients anywhere from Russia(moscow), Georgia, Kazakhstan, etc. Me being originally from there, I understand my clients needs, expectations, and provide them with great service and make them come back for more. Furthermore, the recession had little to no impact to my nature of business to the fact that the type of clients that I work with and they being from overseas. However, custom prices and extra verification process sometimes does make it a hassle and did impact for my business just a little. Thank you?? Out of curiosity, are you a broker or a warehouse ?? Do you do your own dispatching and internationally or here in the US only. Thanks
Hi, we seem to have a lot in common. I used to be in the same business as you when the dollar was weaker back in '07-'06. Business dried up when the US currency became stronger and shipping options became very expensive. I exported vehicles to Poland through ports such as Bremenhaven, Germany. I'm now working as an analyst in Chicago for a 3rd-party logistics management company. We manage food freight for most fast food restaurants which is also less stressful. I'm thinking that business will pick up for you as the dollar becomes weaker in the next 2-3 years because of inflation. While the business is profitable when everything is well and rosy, I think you have be careful with this business.	You know how the saying goes "As soon as we put our hands on somethings, it gets dry", however, Ive managed to keep up my work. Ive have direct relationship with wealthy business men overseas. I even flew few times and met them personally. You know what their worry is?? They want a reliable and trustworthy individual who can meet their expectations here in the US as far as work goes. With me trying my hardest to expand my business, will definitely help me build a solid ground especially when the industry picks up again in a few years down the road. But in the meantime, I dig my head into anything that makes money. Right now I'm working on a deal for importing Russian preserves, including jams, pickles and other canned goods; the only thing that is holding me back is the fact that I don't have the needed resources for me to deal a large and longer terms contract with these people. Thats the purpose of this loan to get the right location, resources where I can manage, distribute and handle similar deals. Thank you again and I need all the support I can get. Thank you in advance for everything.

Member Payment Dependent Notes Series 450371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450371	$16,000	$16,000	15.65%	1.00%	October 23, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450371. Member loan 450371 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,267 / month
Current employer:	Pfizer	Debt-to-income ratio:	19.45%
Length of employment:	1 year	Location:	Suwanee, GA

Home town:
Current & past employers:	Pfizer
Education:

This borrower member posted the following loan description, which has not been verified:

553881 added on 10/09/09 > Funds will be used to down debt

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1980	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$101,022.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at Pfizer? Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, including mortgage, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Thank you for the additional information.	Sales manager, Home Eq Loan (Payments 1510/month, bal 118K) Home Loan (Payment 2010/month, bal 306K), No em fund, living exp with utilites 2200/month.

Member Payment Dependent Notes Series 450488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450488	$15,000	$15,000	13.57%	1.00%	October 22, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450488. Member loan 450488 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	METLIFE	Debt-to-income ratio:	12.62%
Length of employment:	5 years	Location:	PIKESVILLE, MD

Home town:
Current & past employers:	METLIFE
Education:

This borrower member posted the following loan description, which has not been verified:

554146 added on 10/13/09 > The loan was taken out to consolidate debts. I plan to use the funds to payoff existing debts. My job is stable and I expect to use my income as the source of paying off the loan. I always pay my bills on time, and because of that quality, I think one would say I am a qualified borrower 554146 added on 10/17/09 > The interest rate on the cards that will be consolidated, are very high. This loan will enable me to get rid of the high interest credit card debt, thus allowing me to repay this loan in a very good fashion. I greatly appreciated all the investors kind effort in helping me reach this milestone of clearing up those high interest credit cards. Thanks in advance for all your help and support.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,424.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Metlife and what is the loan to value ratio on your home?	I am an ASD (Agency Sales Director at MetLife).

Member Payment Dependent Notes Series 450494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450494	$17,000	$17,000	11.48%	1.00%	October 23, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450494. Member loan 450494 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,821 / month
Current employer:	Metpar Corp	Debt-to-income ratio:	18.11%
Length of employment:	4 years	Location:	Hicksville, NY

Home town:	Richmond Hill
Current & past employers:	Metpar Corp, Museum Modern Art
Education:

This borrower member posted the following loan description, which has not been verified:

554175 added on 10/10/09 > I have lived debt free for quite a number of years. Mainly paid by check/cash. My debt came from being laid off from a job I was with for 15 years. Found a job after 1 1/2 years with no additional unemployment benefits and promptly landed in hospital one month to the day. The company could not hold my job and found myself without disability, having to take a local low paying job due to being unable to commute during recovery. Bottom line, despite all that, I have never been late with a payment, always managed to pay over the minimum. Despite my credit worthiness, I have found my minimums increased to the point I can not get ahead. I am hoping the members of lending club will assist me. 554175 added on 10/14/09 > Thank you to all the investors that have funded me so far. Some additional info to help investors decide to fund me. I am in my current position for 4 years as sales administrator for a manufacturer. Even in this slow economy the company is doing well. I requested a little more than my revolving credit line shows to cover some dental work I am in the midst of. I do not know exactly what my insurance will end up covering. I am trying to not add that to my existing credit card debt. 554175 added on 10/17/09 > A heartfelt thank you to all who have invested.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,762.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I feel that your are responsible, but a loan payment of $560 seems like a lot measured against a gross salary of $2800. Are you Ok with this?	Yes I am. All my utilities are covered in my rent, I don't drive so there are no car payments/insurance. I can even walk to my job. I do odd jobs in my spare time for extra cash, catering and such. I realize that to pay off my debts I have to make sacrifices. I have made do with a lot less in the past, so this is not bad for me. I hope this answers your concerns and appreciate your interest.

Member Payment Dependent Notes Series 450737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450737	$4,800	$4,800	14.96%	1.00%	October 22, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450737. Member loan 450737 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pacific Vision Institute	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Pacific Vision Institute
Education:

This borrower member posted the following loan description, which has not been verified:

554742 added on 10/11/09 > Establish payment history to improve credit score. 554742 added on 10/12/09 > Funds from this loan will be used help establish my credit history and improve my FICO Score. I have no other outstanding debts or revolving credit. My husband is a freelance Print Project Manager, has a good credit score, and can co-sign if necessary. I am financially responsible and have a very manageable budget which is approximately $900, including rent and food. My yearly salary is $55,000 per year with monthly bonuses of $1,000 if sales goals are achieved which are achieved every other month on average currently. Thank you very much. 554742 added on 10/12/09 > Wow! Thanks! A longer process than what I expected...Very excited to see the results every day! Working for one of the top Refractive Corneal Surgeons in the Nation has been a reward in its self, achieving the goal of a Stellar Credit Score with in the next year will enable us to buy our first family home, far surpassing the thought of job satisfaction.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	54
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.12.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $4.8K loan application are: 1. Position at Pacific Vision Institute is? 2. $4,583 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1.Patient Coordinator 2.55000.00 Gross annual income (myself) 3.600.00 Rent monthly 4. 0 car payment.
Hello, Can you tell us why there was a recorded Delinquency 54 months ago? Can and will you verify your monthly income with Lending Club by contacting them, providing stubs etc. this will show up to the lenders and help you fund the loan. Thanks and best of luck.	The delinquency was from a revolving credit account nearly 5 years ago that has since been paid off through consolidation. I have recent pay stubs, but do not see where I can upload or fax to verify income. I will follow give Lending Club a call to find out exactly what I need to do. Thanks.

Member Payment Dependent Notes Series 450837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450837	$8,400	$8,400	12.87%	1.00%	October 23, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450837. Member loan 450837 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	Area Office on Aging	Debt-to-income ratio:	14.99%
Length of employment:	7 years	Location:	MAUMEE, OH

Home town:
Current & past employers:	Area Office on Aging
Education:

This borrower member posted the following loan description, which has not been verified:

554932 added on 10/12/09 > To pay for new furnace, improve grading, insulation downspouts, fix plumbing, install energy efficient showerhead and programmable thermostat and for mold remediation.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	70
Revolving Credit Balance:	$30,402.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $30,402.00 consist of?	Thank you for your interest. The $30,402 consists of the following: * $13,000 Home Equity Loan on My Previous Primary Residence That is Now a Rental Property that is Rented. * $10,000 Personal loan * $5,000 Checking Account Cash Reserves * $2,402 Financing on a new furnace that was installed on one of 4 rental properties I own (total of 6 units) Please let me know if you have any additional questions. Thank you.

Member Payment Dependent Notes Series 450865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450865	$7,500	$7,500	12.87%	1.00%	October 23, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450865. Member loan 450865 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,160 / month
Current employer:	Department of Energy	Debt-to-income ratio:	15.08%
Length of employment:	1 year	Location:	Germantown, MD

Home town:
Current & past employers:	Department of Energy
Education:

This borrower member posted the following loan description, which has not been verified:

555007 added on 10/12/09 > Purpose of loan: I plan to use these funds to consolidate some debts that I have which are spread over multiple accounts. It has become extremely challenging to manage these accounts and I would like to merge them into one manageable monthly payment. My financial situation: I feel that I am a good borrower as I have a history of making payments on-time and have fairly good credit overall. I have calculated my monthly budget and would easily be able to fit in this loan and save some on the side. I have a stable government job as a federal employee. Thank you for your time and consideration! Monthly net income: $ $3,160.00 Monthly expenses: $2,700 Rent: $650 Insurance: $150 Car expenses: $600 Phone, cable, internet: $150 Food, entertainment: $150 Credit cards and other loans: $850 Other expenses: $150

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,216.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club (please contact them to find out how)? Also, is your credit card debt the same amount as this loan? If so, what is the remainder of your credit balance compose of? Thanks!	ais000, Thanks for your interest in my loan request. I have sent an email to Lending Club asking how to verify my income. This loan is meant to consolidate two credit cards and three payday loans, which has become hard to manage. My monthly payments should only be slightly hire if approved for this loan, and it will be much easier to pay them down. I do have more credit card debt in addition to this, but I already have a plan in place to pay them off. In fact, I am currently looking for part-time work to leave more room for savings and pay them down faster.

Member Payment Dependent Notes Series 450869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450869	$13,400	$13,400	11.48%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450869. Member loan 450869 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	hsbc	Debt-to-income ratio:	20.50%
Length of employment:	8 years	Location:	Flushing, NY

Home town:
Current & past employers:	hsbc
Education:

This borrower member posted the following loan description, which has not been verified:

555011 added on 10/12/09 > Invest/consolidation 555011 added on 10/19/09 > How long after account verification will it be before funding is wired to my account? If there are any questions, it is easier to reach me via email: damsc79@aol.com Thanks, David

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,375.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Sir, You are requesting to consolidate 13,400 in debt, but your profile indicates over 22,000 in revolving debt. Would you clarify what you are consolidating and what you are not? Many Thanks	credit cards and some for investing
What do you plan on investing in that will yield better than 11.48%?	Type your answer here. Consolidate debt
redigo robert010380 asked you what you were going invest in? (but your answer was not clear!)	I decided to use it for consolidation purposes only.

Member Payment Dependent Notes Series 450937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450937	$25,000	$25,000	12.53%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450937. Member loan 450937 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	Merrill Lynch	Debt-to-income ratio:	12.64%
Length of employment:	3 years	Location:	Mountain Lakes, NJ

Home town:
Current & past employers:	Merrill Lynch
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I are looking to start our second adoption, but we depleted almost all of our cash on our first adoption and have only been able to save up about 33% of the needed funds for our second. With the current drop in housing prices, we no longer have the available equity to borrow against the house. Even though we are expecting cash in the Spring (which we would use to pay back the loan), we are looking to acquire some interim financing to get started right away as the adoption process can be drawn out and cumbersome. A seven-month delay will add to that process, as the funds are needed upfront, so we would not be able to begin until then. Our credit balances may be a bit high, but as you can see we have never missed a payment and we are not actively looking for any new credit besides looking for adoption financing. I will be happy to answer any questions. Please help us to expand our family.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,821.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
is this 1 income or 2, what is your position, what personal or retirement savings do you have, what are your monthly expenses in detail (provide numbers), please contact lending club member services to verify income. Thanks.	The income stated is mine only as the form asked for only my info. I am a Development Manager for a back office application within the bank. My wife is Senior Director of Design at a major discount retailer, and her income is greater than mine. We used basically all of our cash on our first adoption and have only been able to save up about 33% of the needed funds for our second. We don't have more saved because our income level has been at its current level for only 1.5 years. Monthly expenses are as follows: House/Utils: $5600 (PITI, Gas, Electric, Water, Cable, Insurance, Cell, etc) Car: $440 (paid off in April 2010) Credit Cards/Loans: $1500 Childcare: $2500 The main point of getting the loan is to start the adoption process ASAP instead of 7 months from now. Our last adoption took nearly two years to complete, and any delay only compounds that time.
You state you are expecting cash in the spring. Do you expect to carry this loan for a short time, or will you repay it over the normal three year period?	We expect to pay it back in the Spring when we get the expected cash.
This is a loan worth funding. Thanks for verifying your income. Good luck with the adoption process.	Thank you very much.
Good luck with your loan and adoption...I adopted my daughter 19 years ago and know about delays and the "hurry up and wait" situation...it is by far the best money I ever spent(invested)! I have helped to fund your loan.	Thank you very much!

Member Payment Dependent Notes Series 450950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450950	$24,000	$24,000	15.65%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450950. Member loan 450950 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Ogilvy	Debt-to-income ratio:	15.76%
Length of employment:	< 1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Ogilvy, Jack Morton, Digitaria, Inc, Kintera, AOL Time Warner
Education:

This borrower member posted the following loan description, which has not been verified:

I've just had my amex rates raised, so am looking for a loan to clear the amex debt so I can get rid of the cards entirely. I unfortunately managed to get into debt over the last few years (got divorced last year which hit me pretty hard financially), but have a great repayment history. The worst I've been done is be a few days late a couple of times through being a bit disorganized, but have always maintained my payments, so disappointed to get my rates hiked by them. I have no black marks on my credit history at all: it's a sea of green, which of course makes me a 'good debtor', but I want to get out of debt :) I have a good, stable and well paying job, and and am working hard to get myself out of debt. Would like to speed that process up a little by getting rid of American Express who have just pumped my rates up. I work in a booming industry (hard to believe in this economy, I know), so am very stable and secure work wise. Happy to answer any questions, and thanks for looking! 547198 added on 10/19/09 > Hi - just a quick note to say that I certainly welcome any questions! Have tried to put as much info as possible in my description, but if there's anything you want to know please just ask. My goal is to to be debt-free within three years. This loan will really help me get there. Thanks! 547198 added on 10/20/09 > Another quick addition: lending club just changed their system so that it doesn't display #of months at current job, instead it shows as < 1 year. If anyone's curious, I've been in my current position for 8 months, since the start of this year. Thanks! 547198 added on 10/25/09 > Thanks to everyone who has loaned me money so far, I really appreciate it: it's going to help me out enormously. Thanks very much, you won't regret it. Almost at my goal! As I've said, any questions just ask. Thanks!

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,821.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exactly do you do at Ogilvy? How many years of experience do you have in this profession/industry? What is the $55k in revolving credit? That seems like a lot with your income? Were you in school? How much is your rent every month? Do you have any student loan payments? Any other large recurring debt repayments that eat up your cashflow every month?	Hi - I'm a VP there & have 13 years experience in the field, so pretty well versed in the area & industry. Went to school, yes: started in the industry with my first job out of school. Agree that $55k is a lot, that's why I'm aggressively taking steps to clear. I have a 36 month plan to get back to zero, which this loan will really help me with. I pay $2k rent a month. No other debts or recurring payments, and have budgeted out repayment of this loan with all my other expenses. I'm actually currently paying American Express a little more every month than my monthly payment will be on this loan, so I'm not having to find extra money from anywhere, am just getting out of the grasp of Amex and their rate hikes. Thanks!

Member Payment Dependent Notes Series 450981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450981	$19,750	$19,750	11.14%	1.00%	October 23, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450981. Member loan 450981 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Dr McDermott Terrence S	Debt-to-income ratio:	2.00%
Length of employment:	6 years	Location:	Romeoville, IL

Home town:
Current & past employers:	Dr McDermott Terrence S, Xerox Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

555251 added on 10/14/09 > We looking to consolidate debt to increase cash flow and savings for kids schooling and due to a bad car accedent when i was younger we need to explore fertility options. I really would like to have a baby and consolidating everything to one bill is the first step to saving up for this or adoption. My partner is well employed as an IT Director and makes over 90k a year which provides great house hold income on top of mine. I sold my house and paid off car and paid off all other debt. This is our first steps in reducing other debt he has from his divorce (which he gained custody on) and for us to start saving for the two of us to have a child together. 555251 added on 10/14/09 > this will not be an additional expense. the consolidation of debt is expected to net us at lest an additional $500 a month cash flow after figuring the payment in for this loan.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,162.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at work? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a dentist assistant. The only one in the office so i basicly handle everything that the Dr does not want to :) I will outline the debt it will pay off and how it will benifit our budget. Pay off car loan - currently paying $500 a month / balance $7,000 / int 9 percent Pay off credit cards - currently paying $1000 month / balance $10,000 / int range from 12-29 percent Pay off misc credit accounts paying about $200 a month / balance $2,000 as you can see just by those items we will be comming out ahead by recovering just over $1,000 a month. We have a 3 year contract that pays us $2000 a month that will greatly help in any job loss. I also could find full time job relativly easy since the market for dental assistance is still strong. Nick is top level IT Director and the company he works for is performing very strong. If he did lose his job he has contacts and open ended offers from other companies to go work for them. His skills in his field of work is highly sought out. He could also do side consulting jobs to make ends meat if it was needed. This loan will nearly pay off all debt that we have except for $225 a month and normal monthly exps. utilities $300, insurance $150, Life insurance $150 (1 million policy) Food $350 fuel $100 mortage $2000. total house hold income $144k ($30k+90K +24K) Nick also makes additiona money on the side jobs hope this helps we are excited to finally get all this paid off and consolidated down to one low payment. allowing us to start saving money.
What was the inquiry in the last 6 months for?	Living room set furniture from TheRoomPlace. They had Zero percent interest offer we took advantage of. Original balance was $5000 already paid $1700 of that off, the balance is about $3k at 0% for 24 months monthly payment is around $100

Member Payment Dependent Notes Series 451005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451005	$6,000	$6,000	12.53%	1.00%	October 22, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451005. Member loan 451005 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,994 / month
Current employer:	n/a	Debt-to-income ratio:	9.59%
Length of employment:	n/a	Location:	Grover Beach, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555304 added on 10/12/09 > This is a relocation move.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1973	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	73
Revolving Credit Balance:	$10,115.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your employer, or what is the source of your income? Thank you in advance.	I am a retired RN ~~ I worked for Hennepin County in Minneapolis for 25 years. Income is SS monies and a pension from Hennepin County in Minneapolis MN. There is an error in the information provided stating I have been employed for one year ~~ I have notified them of this error.
Where are you moving from/to?	Type your answer here. from grover beach ca to the island of maui

Member Payment Dependent Notes Series 451041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451041	$1,500	$1,500	7.74%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451041. Member loan 451041 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	3.42%
Length of employment:	n/a	Location:	Norwood, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555385 added on 10/12/09 > This loan will be for my daughter's education. She has completed all requirements for her doctorate, except for paying a $1500.00 fee. Since she was taking a 1 hour dissertation hour, she wasn't able to get financial aid since it is less than part time. She's worked so many years for this...she's been trying to pay it off herself for 3 months but $1500 at one time is too much for her or myself. $100-$200 a month is doable, but not $1500 at once.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,721.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451064	$8,000	$8,000	14.26%	1.00%	October 26, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451064. Member loan 451064 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Great Lakes Cheese	Debt-to-income ratio:	14.78%
Length of employment:	2 years	Location:	WARREN, OH

Home town:
Current & past employers:	Great Lakes Cheese
Education:

This borrower member posted the following loan description, which has not been verified:

555438 added on 10/16/09 > with my new job bid i was awarded i got a raise and more scheduled overtime.Not to mention my employer's track record for layoffs or downsizing is zero in the past 50 years,Very Very stable.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,986.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the purpose of this loan? Thank you.	Type your answer here. Most of the loan would be used for a few consolidation purposes like Medical bills,I.R.S,pay down on a credit card.
What would this loan be used for? Thank you.	Type your answer here.Most of the loan would be used for a few consolidation purposes like Medical bills,I.R.S,pay down on a credit card. some car requirements
I am interested in helping fund your loan but first have a few questions. 1. Would you please briefly describe the type of work you perform at Great Lakes Cheese? 2. Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. What are your approximate total monthly living expenses (excluding loan payments listed above)? 4. Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? 5. Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	1. At Great Lakes Cheese im in the production room.We basically fabricate the cheese for several customers. 2.Yes i have a car loan $310 per month i think i still owe like $11,000 on the car. i also have a credit card from $80-110 per month balance is i beleave $4000 3.Now off the top of my head total expenses would be around $1300. 4. I have two savings accounts and they would cover about 3 months of my total bills. 5 I have already verified my income with Lending Club i faxed over pay-stubs last week.
Are you going to pay off your revolving credit? Thanks	I plan on paying off most of it not too mention some unexpected medical bills and a little i still owe the IRS.

Member Payment Dependent Notes Series 451175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451175	$10,000	$10,000	12.53%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451175. Member loan 451175 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Council of the Americas	Debt-to-income ratio:	11.11%
Length of employment:	4 years	Location:	Falls Church, VA

Home town:	Southwest
Current & past employers:	Council of the Americas, Former Capitol Hill Professional Staff
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

555642 added on 10/12/09 > I am a 29 year old professional in Washington, DC. Given the market, it is very hard to save money for a down payment while paying expensive rent. This loan opportunity will allow me to leap a year or two ahead and be able to purchase a decent house my wife and I can improve on. I am in Government Relations and she is a zookeeper and are hardworking and dedicated to our work, making a better livelihood, and improving a home we can start a family in. Thanks.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	14
Revolving Credit Balance:	$13,827.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a couple of questions before I decide on whether or not to fund part of your loan. 1) Have you obtained your pre-qualification to purchase a home? 2) Have you checked your eligibility for the new tax rebate for first time homebuyers? 3) What changes have you made to your spending habits to reduce your overall debt? Thank you in advance for your answers.	We have been prequalified for the house with an FHA loan - that is why I am asking for a smaller down payment as we only need 3.5%. We are eligible for the tax rebate which causes the urgency of asking for a loan and not saving for the down payment as we seek the qualification for the rebate by closing before Dec. 1 (I'll feel like I am throwing money and the chance away). A reason we haven't saved the down payment was because we paid are working to pay off student loans and credit card debt amounted during college. During the last two years we have cut that debt considerably (She still has loans as she went to a more expensive private school). Other positive factors, I just became employed part time as a doorman at a pub and will rent the English basement and have a tenant who already agreed to a two year lease. Hope these answers help.
With only 3.5% down, won't you be required to pay PMI? I agree that taking advantage of the rebate is important. If you have already chosen the specific property you want, given the current real esate market, you probably can make a deal that will reduce the price. Do your due diligence on the property and use whatever you find out to work a deal. From what I understand, closing costs in VA and MD are about 5K, but at least that is lower than the 10K that closing costs would be in DC. I have also heard that it is possible to roll the rebate into the closing so you save the money right off the bat - but I don't have the specifics on that - you can research it online. Student loans are usually a lower rates than other loans (at least it used to be that way). So you may want to try to pay the other debts off before trying to pay off the student loans. I should have funds available later this week to fund part of your loan.	Thanks for your insight and time to respond. I will have to pay PMI, which will raise my monthly payment but I will recoup some of the loss as PMI is tax deductible. The PMI is figured into my monthly payment already and I am comfortable with the total payment. My mortgage, PMI, and property taxes will be less than what I am paying in rent currently. I'll check on the rebate - but it was my understanding that it could not be used at the front end but at tax time. I agree with you on the student loans. Which is why we've worked hard paying down the other debts first. Its exciting to be "turning the corner" and see assets start to build instead of the other way such as while we were in school. Thanks again for your time.

Member Payment Dependent Notes Series 451204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451204	$9,250	$9,250	8.94%	1.00%	October 22, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451204. Member loan 451204 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.25%
Length of employment:	n/a	Location:	HONOLULU, HI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555696 added on 10/14/09 > Thank u 555696 added on 10/14/09 > Iraq/Kuwait Veteran in need of help to pay off bills..

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1974	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,738.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What changes have you made to the way you use credit cards, and/or the way you manage your finances? You may find one of the free sites online helpful for getting control of your finances. I use yodlee.com, and have heard that mint.com is also quite useful.	I have done it all.Cut them up try not to use them but in some cases they are resourceful..U have to just try and use them when u really need to such as emergencies etc..And most important is to not use them thinking u can pay them off cause all your doing is putting more debt on u.
I have found that yodlee.com is quite helpful (and free) for getting control of debt. You might want to check it out.	Thank u CriticalMiss will do
Could you please explain your source of income?	Im Currently getting paid Via Military and i also work for Securita's Security.Deployment really put me in a bad situation.
Perhaps http://iava.org/ for vets will be helpful to you. I am funding part of your loan. Good luck on having the rest funded quickly.	Thank u once again very much appriciated

Member Payment Dependent Notes Series 451211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451211	$21,000	$21,000	13.22%	1.00%	October 26, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451211. Member loan 451211 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,852 / month
Current employer:	US Air Force	Debt-to-income ratio:	20.59%
Length of employment:	1 year	Location:	Cheyenne, WY

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

555703 added on 10/12/09 > Looking consolidate four debts into one. The interest rate is roughly the same and the payment is less than what I am paying now on all four lines of credit. I am in the military so I will have a steady income for the next few years. 555703 added on 10/12/09 > My length of employment should state 10+ yrs, not 1 year. 555703 added on 10/15/09 > If the original request is not met I can still use $13,000 to pay off 3 loans. Either amount will will save me $100 a month.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,995.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
FYI I think most potential lenders appreciate your career in military service and are willing to help fund your loan. There are a couple concerns I have in your application that you may want to address up front to speed the process and clarify your position. As an example, your debt to income has gone just over 20% which is a potential caution flag...but more than that it also indicates that you have 58 open revolving credit accounts; an extremely large number unless that data is in error. So my thoughts are that since you are interested in just consolidating 4 credit accounts into one loan, that you also consider closing down some of those other 54 revolving accounts at YOUR request and document your intention with follow-up letters to creditors if they are no longer needed. The second item is to contact Lending Club to verify your income with them. It provides a measure of comfort to lenders that will help speed your loan. Lending Club will provide you with details of how to proceed. Good luck with your loan process. Ret. USAF here..	I have closed all the revolving accounts. Last I checked my credit report, earlier this year, I only had the four accounts I'm consolidating plus a vehicle and mortgage open. I'll check the income verification again, I thought they took care of that since I gave them authorization to do so. Thank you.
What actions have you taken to reduce your debt, aside from applying for this loan? Have you changed your spending habits? Thank you in advance for your answers.	I have closed, or I am in the process of closing, all my accounts. Getting ready to retire from the military in a few years, I am working on a goal of having no debt, especially with the economy the way it is. Thank you.

Member Payment Dependent Notes Series 451271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451271	$11,000	$11,000	11.14%	1.00%	October 22, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451271. Member loan 451271 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Forever Blossoms	Debt-to-income ratio:	8.35%
Length of employment:	7 years	Location:	Bella Vista, AR

Home town:
Current & past employers:	Forever Blossoms
Education:

This borrower member posted the following loan description, which has not been verified:

555789 added on 10/16/09 > We plan to use the funds for medical purposes. We never miss payments and pay off all our loans on time. Our monthly budget is suited well for our family needs and we live within our means. My job is secure and I am a valued employee.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,397.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Forever Blossoms? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Account Manager to Wal-mart home office and a Sales Manager to Sam's Club home office. Our company supplies fresh cut flowers to both retailers. I am the sole wage earner. My monthly expenses run around $3500 a month. No second mortgage. I will not lose my job. Thank you.
I am interested in funding your loan, but have a few questions: (1) Can you give a general description of what the loan is for? Is this for past or future medical expenses? Emergency or planned? (2) What do you do for Forever Blossoms? (3) Is the income listed for one or two earners? (4) What are your monthly expenses (mortgage, car, etc.) Thanks!	This loan is for medical expenses (IVF) My insurance will reimburse me most of this money back and I will appy all of it to the loan balance at that time. I am an Account Manager to Wal-mart home office and a Sales Manager to Sam's Club home office. Our company supplies fresh cut flowers to both retailers. The income is from me only. Monthly expenses run around $3500 per month. Thanks.
Thank you for your quick reply. I am going to help fund your loan. And my best wishes for quick success for the IVF treatments.	Thank you very much! I appreciate your help and your encouragment!
Good luck with your IVF. If all goes to plan, what are you going to do when the baby arrives, being the sole wage earner?	Thank you! Well, I am blessed with a great wife and & great job that allows me to work from home. My income is going to increase through my commission, bonuses and new accounts, so financially we are going to be just fine.

Member Payment Dependent Notes Series 451283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451283	$3,000	$3,000	11.83%	1.00%	October 22, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451283. Member loan 451283 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,290 / month
Current employer:	SOUTHWEST AIRLINES	Debt-to-income ratio:	9.43%
Length of employment:	4 years	Location:	STEPHENS CITY, VA

Home town:
Current & past employers:	SOUTHWEST AIRLINES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,492.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 451319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451319	$4,000	$4,000	7.74%	1.00%	October 22, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451319. Member loan 451319 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	morningstar welding	Debt-to-income ratio:	5.76%
Length of employment:	10 + years	Location:	dickerson, MD

Home town:
Current & past employers:	morningstar welding
Education:

This borrower member posted the following loan description, which has not been verified:

555927 added on 10/13/09 > Buying a enclosed trailer. owner of a 3rd generation business 555927 added on 10/13/09 > recieved

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$825.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the trailer. (ie, a trailer that you live in? a trailer for moving equipment?) Thank you.	It is a trailer for moving equipmemt. Manufactured by rance trailers.
Please respond to the following: What are your responsibilities at Morningstar Welding? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	owner. no. 90

Member Payment Dependent Notes Series 451329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451329	$10,000	$10,000	14.61%	1.00%	October 26, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451329. Member loan 451329 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	14.32%
Length of employment:	n/a	Location:	Flint, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555955 added on 10/13/09 > I am faithful and prompt in paying my bills on time. I try to pay above the actual amount designated if possible. I plan on applying the loan to my personal credit card as my business finances have been accumulating quickly. My projected income is $25000 Monthly income $2083 Been in business 2 momths and 14 days

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1978	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,063.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to reduce your debt? How have you changed your spending habits? Please tell us a little about the business that this loan is for. Thank you.	I answere this question on the date it was sent, do you want me to submit it again?
1. What is your business? 2. What are your total monthly credit card expenses? Thanks.	My business is an e-commerce business in sales and marketing of leather products for men & women(rider and casual jackets , vests, handbags, gloves, and accessories) which are offered through different dropshippers. Thank you. My monthly credit card expenses are $558.00, I have been using my saving to make payments.
Will you be maping your $344.76 / month payments from your savings also?	I hope not, currently I am depositing funds into my business checking from my personal checking until my sales progress. I know my sales will start to progress soon, as Christmas is coming. Thank you
What is your website url?	www.affordableleatherforall.com I am not quite yet ready for marketing. My coach told me we will be ready next week. I am excited and hope and pray my sales will soar, as Christmas is around the corner. Thank You.

Member Payment Dependent Notes Series 451409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451409	$7,500	$7,500	15.31%	1.00%	October 26, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451409. Member loan 451409 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	n/a	Debt-to-income ratio:	14.76%
Length of employment:	n/a	Location:	Kinsley, KS

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

556104 added on 10/19/09 > Citi is going to raise my APR to 29.99% This is not the American way to any financial dreams. 556104 added on 10/19/09 > TransUnion reports me at 1 year employment. This False. Been in the construction business since 1983. Thank You!

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1976	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,875.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Debt consolidation & Elimination of Credit Cards.
Where are you employed?	I have been Self-Employed since 1983. A Finish Carpenter by trade.
What actions have you taken to control/reduce your debt?	My cards went into the shredder, (no access now.) Use a cash debit card.
What is the remainder of your debt (your loan is only for $7,500 but your credit balance is $23,875)? Also, could you please verify your income with Lending Club (if you contact them, they will let you know what documents are necessary to send in to do so)? Thanks and good luck!	Some of the 23,875. Is total debt Business&Household. 7500. is mainly for the business end. Also my wife's income is not is not stated here, Just my income. Thank you
Would you be willing to have your income verified with Lending Club (when income is verified, an asterisk is put next to the income amount and signifies that Lending Club has checked to make sure it is accurate)? If you contact Lending Club, they can let you know how to do the verification. Thanks	I welcome any verification! 2008 we had a bad hail storm, took 3 months off to work on my own house and building. Insurance is non reporting income. 2006 & 2007 is my basic business gross income.

Member Payment Dependent Notes Series 451458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451458	$5,000	$5,000	19.47%	1.00%	October 26, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451458. Member loan 451458 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Web Litho Inc.	Debt-to-income ratio:	1.78%
Length of employment:	1 year	Location:	Madison Heights, MI

Home town:
Current & past employers:	Web Litho Inc., New Way Yoga and Meditation LLC
Education:

This borrower member posted the following loan description, which has not been verified:

556208 added on 10/13/09 > I am starting a stress relieving yoga and meditation center. I want to use the money for store fix up and promotion.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,198.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the corporate structure of your business? Do you have a business plan? Thank you in advance for your answers.	The company is an LLC set up in Michigan. I currently have a very basic business plan, and I am working on a detailed version. For a little more background you can go to the website. www.newwaymeditation.com Thank you for your interest.
Will you be planning on taking the entire 3 years to pay off the loan? What is your backup option to make the monthly payments in the case your business doesn't produce the revenue you expect?	I am expecting to pay the loan off in two years or less. I have a job in the printing industry to cover the loan if I do not receive the expected revenue.
Can you explain the delinquincy on your credit report please?	unemployment, never got seriously late and never defaulted.

Member Payment Dependent Notes Series 451548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451548	$15,000	$15,000	19.82%	1.00%	October 23, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451548. Member loan 451548 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,640 / month
Current employer:	poolcraft	Debt-to-income ratio:	5.22%
Length of employment:	10 + years	Location:	rohnert park, CA

Home town:
Current & past employers:	poolcraft, poocraft 10+yrs
Education:

This borrower member posted the following loan description, which has not been verified:

556376 added on 10/13/09 > This loan will be used to pay off all my credit card debt. I will be Debt free in three years. 556376 added on 10/13/09 > this loan will be used for debt consolidation 556376 added on 10/14/09 > I have worked at Poolcraft pool & spa for ten years and I am currently the Head Service Tech. This is a year round position with medical benefits, a company vehicle and a company gas card. I have about $14,500 in debt spread over 4 credit cards and one closed Chase account. My goal is to be debt free in 3 years. It is time to put my life on a diet!

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,390.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.14.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $15K loan application are: 1. Position @ Poolraft is? 2. $3,640 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	My position at Poolcraft is Head service tech I have been employed there for ten years not one. My gross income is for me only. Monthly rent is $650 and I have no car payment. I drive a company truck
What other actions have you taken to get your debt under control? Thank you in advance for your answer.	Put my life on a diet. Next - close credit cards
What do you do at poolcraft? I see under affilliations, "poolcraft 10+ years". What does that mean? We see a reported $12,300 in revolving credit. What is the additional 3 k for? You have 4 open lines of crdeit. How many do you intend to keep open?	None
What's your current CC payment?	$375
Do you carry health insurance?	Yes i have Kaiser through work.
What is the balance on each of the cards that you still have open and what is the APR on each line of credit?	Type your answer here. Best Buy-$4,750 - 24.24% Amex-$6,062 - 13.24% Capitol One-$1300 - 9% HSBC-$300 -14.9% Chase-$2069 - 20.24%
The APR on this loan is indicated as 19.82%. Only your Best Buy and Chase ratse are higher than the loan rate, so are you planning on only paying off the Best Buy and Chase?	I plan on paying them all off then closing the accounts. You are right it might not be a good deal if you look at it that way. How ever it is worth it to me to combine five payments into one. It simplifies the whole process. I have juggled these cards for the last few years and seem to be getting no where. I like the idea of a three year plan.
Thanks for the prompt response. I'm interested in helping you out but really doesn't make sense for you to pay off your capitol one (9%) debt with a 19.82% loan. I do however understand that you would like to be able to streamline things with a single payment. what do you think about the following suggestion: 1. Depending on how long you have had your Capital One & Amex cards you might be eligible for a credit limit increase. Doesn't hurt to ask as long as they don't make a hard inquiry on your credit file. Just call the rep and ask them if you are eligible for a credit limit increase based on your past relationship with them. Typically they are able to increase the line by $1000-2000 without making a hard inquiry. If they say that they need to pull your credit just decline and move to step two. 2. Use balance transfers (typically 2-3% fee) to move as much credit card debt from the best buy, chase & HSBC cards on to the capitol one and/or Amex cards to bring them to 50-60% Max credit line utilization. 3. Pay off the remaining balance on the Best buy, Chase & HSBC cards using a loan from here. (Not sure if u can change the loan amount) 3. When you start making payments next month. Pay the minimum balance on the Capitol one and/or amex cards then put the rest towards this loan. I really think this way you'll come out ahead. Keeping track of two/three payments isn't that bad. And you should definitely try to take advantage of your Capitol One and even Amex cards since the APR is so much lower than the Loan Interest rate. I'm by no means an expert on this. Its just an approach i'd take if i was in your position. I'm sure the other members on here would agree too. Best of luck with getting the loan and getting debt free in the future.	I have tried all the above and more. 3 years ago my credit limit on my amex card use to be $12,000, they saw i was only making minimum payments and cut me off at six. (which was good thing )The rest of my cards are all maxed out and there is no room for any lateral movement. I have thought about closing the accounts and paying them off but then there are extra fees on closed accounts that still have balances The most important thing to me is closing all my cc accounts and living a cc free life. I have learned my lesson. Cash and carry from here on out! Mathematically this loan might not make total sense but the extra $ I spend to make this one simple payment I will more than make up in living with less STRESS!! Thank you for suggestions and I am always open to any other ideas you may have.
Dear Borrower, as noted above, the loan is approved. Was this loan approved without income and work verification?	I was contacted Friday afternoon by Lending Club to verify my loan info, address, employer and phone numbers. I imagine Lending Club would contact my employer directly for income verification and I do not know if this has happened yet.
I understand the stress part of the equation and admire your need to get out of debt. Please respond to the following: You mention that the income reported is yours alone. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This loan will increase your monthly payments by $175 if your current payments amount to $375 as indicated above. Do you currently have that leeway each month with your finances to cover the payment increase? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My current rent is $860 a month for a 1 bedroom apartment plus about $225 in utilities. This living situation was fine when I was married but if I want to get out of debt it is a luxury I can not afford. So last week I gave 1 month notice and l will be moving into a 2 bedroom share rental on 11/15. My new rent will be $650 plus half the utilities for a savings of about $300 a month. As far as a job loss goes I am not above flipping burgers or mopping floors and (I hope this does not happen) moving back in with the parents. That would be brutal! I consider myself very fortunate to be in good health, work in Marin county Ca., where the jobless rate is the lowest in the state, for a well established company that is holding its own in tough times. I hope this answered all your questions. Thank you
Dear Borrower, I would like to know the answer to a question asked above. Primarily, We see a reported $12,300 in revolving credit. What is the additional 3 k for? This is an important question for me, and I would hesitate to lend (although I would like to) without answer to this question, since from my viewpoint it doesn't benefit me for you to increase your debt. Please respond. Thanks - S	Sorry about that, I clicked the ignore button on accident when I was answering that question. As a lender I am sure you are aware of Lending Clubs fees so I will only be receiving about $14,500 after those fees. I owe about $12,500 on four open lines of credit (revolving credit) and $2,000 on 1 closed cc for a total of $14,500. This is explained in the answers to some other questions also. Thank you for your loan consideration.

Member Payment Dependent Notes Series 451562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451562	$7,200	$7,200	12.18%	1.00%	October 22, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451562. Member loan 451562 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,250 / month
Current employer:	US Air Force	Debt-to-income ratio:	22.39%
Length of employment:	1 year	Location:	California City, CA

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	24
Revolving Credit Balance:	$37,591.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your son has a job and needs transportation to work? Please clarify. Thank you in advance.	My son was laid off last summer(2008 college grad). He is looking for work and had several interviews but no luck so far. In August his truck engine blew 2 cylinders(Repair cost approx $7500). The loan is to repair the truck so he will have reliable transportation to interviews and to his new job.
I see that you have only been in the Air Force for one year but have a son who is old enough to drive a car. How come you joined so late and how long do you plan to stay in?	Actually I'm an Air Force Civilian. I was active duty from 1981-1985. I came back to government service from private industry because I wanted a way to serve again.

Member Payment Dependent Notes Series 451601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451601	$10,000	$10,000	13.57%	1.00%	October 26, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451601. Member loan 451601 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	BMO Capital Markets	Debt-to-income ratio:	16.12%
Length of employment:	3 years	Location:	Franklin Square, NY

Home town:
Current & past employers:	BMO Capital Markets
Education:

This borrower member posted the following loan description, which has not been verified:

556540 added on 10/14/09 > This loan will be used to consolidate debt and will likely be paid off within a year.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,584.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am intersted in helping to fund a significant portion of your loan. However, I have a few questions. 1) Your report shows a delinquency 43 months ago. Please explain. 2) Your revolving credit balance shows less than $2k. However, you are requesting $10k for credit consolidation. Please explain what other debts you have that you want to consolidate. 3) Is there any additional wage earners in your household in addition to the reported $9167. Please be specific and detailed in your answers. I only invest after receiving satisfactory answers. Thank you.	The only thing I can think of that occurred years ago was a college-related medical expense that was paid for long ago. Lending club does not seem to have my full credit profile because I have credit card debt totaling about $8,000 (they called me yesterday and I explained that to them). I requested a round number of $10,000. I am the only wage earner and I work at the investment banking group of Bank of Montreal in research (NYC). I expect to have this loan paid off within a year.
What are your monthly expenses (car, rent, CC bill)?	Car = $220, Rent = $350 (live at home in apartment), student loans ~ $1,000 (depends on interest rates; Bernanke helping a lot), total bills in month equal 1/2 monthly paycheck give or take a few hundred, so it leaves me plenty of room to maneuver; this loan is meant to make my life simpler, but I plan on paying it off quickly (the rate is too high). Thanks.

Member Payment Dependent Notes Series 451659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451659	$2,500	$2,500	16.70%	1.00%	October 22, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451659. Member loan 451659 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,167 / month
Current employer:	Harrington Industrial Plastics	Debt-to-income ratio:	24.12%
Length of employment:	10 + years	Location:	Murrieta, CA

Home town:
Current & past employers:	Harrington Industrial Plastics
Education:

This borrower member posted the following loan description, which has not been verified:

556684 added on 10/14/09 > My mother needs some assistance with her medical expenses. Her only asset is her home which we can't place on the market at this time. 556684 added on 10/14/09 > My mother needs some assistance with her medical expenses. Her home is her only asset and we can't place it on the market at this time.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	29
Revolving Credit Balance:	$27,433.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your mom is 62 years old, or older, have you looked into reverse mortgages? I am not recommending a reverse mortgage, as I do not know enough specifics to know if it would help your particular case - it is just something to look into.	Thank you for the suggestion. Yes we have looked into it, however, it's very expensive to get and for the amount of money I need, I don't see it as cost effective. It is my intent to pay this loan off after the first of the year.

Member Payment Dependent Notes Series 451689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451689	$10,000	$10,000	8.94%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451689. Member loan 451689 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Bristol-Myers Squibb	Debt-to-income ratio:	13.64%
Length of employment:	3 years	Location:	SOUTHINGTON, CT

Home town:	Ashland
Current & past employers:	Bristol-Myers Squibb, Oregon Health and Science University
Education:	Lewis & Clark College

This borrower member posted the following loan description, which has not been verified:

556743 added on 10/21/09 > I recently used my Chase credit card to do some home improvements early this summer. Now Chase sent me a note saying they are raising rates. I am going to use all the money to pay of this one credit card and cancel the account with them. 556743 added on 10/21/09 > My Chase Credit Card account had a rate of 8% and then it went up to 15%. The reason the APR went up had nothing to do with me, but ???market conditions??? they told me. I had no late payments and I have paid off a Capital One Credit card that had a $10000 balance in 2005 when I racked up moving expenses moving from Oregon to Connecticut. I didn't include my bonus in my income which is usually $2500 to $5000. My contingency plan if I do lose my job is to search for another job in the Northeast. There are many pharmaceutical companies and biotech companies that I could work for in NJ and also in Boston area. My CV is updated on a yearly basis (Bristol-Myers requires) and I have a strong network through where I am able to find leads in the pharmaceutical industry through LinkedIn.com. I didn't include my bonus in my income which is usually $2500 to $5000. My contingensy

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,326.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please provide details as to the purpose of loan, position, monthly expenses (provide details)	I added some details to my account for this answer. Thanks! Chris
Sorry most of the lenders here will not lend without a description of what the loan is for. Also check with Lending Club to get your income verified.	I like your member name. I checked the FAQ section quickly but didn't get an immediate answer on how to get my income verified through Lending Club. I did leave them with information when signing up, however. I am new to lending club. Do you know the best way to get my income verified? I continue searching after work. Thanks, Chris
Please respond to the following: What are your responsibilities at Bristol? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am single. I have a roommate who pays half the mortgage. Mortgage for the house is in my name. I have a mortgage and a piggyback mortgage Monthly expenses: Total mortgage payments per month =$1950. Carpayment: $253. Student loans: $120. Food/entertainment varies but I am frugal(cook at home), which is in line with being a research scientist. My contingency plan if I do lose my job is to search for another job in the Northeast. There are many pharmaceutical companies and biotech companies that I could work for in NJ and also in Boston area. My CV is updated on a yearly basis (Bristol-Myers requires) and I have a strong network through where I am able to find leads in the pharmaceutical industry through LinkedIn.com.

Member Payment Dependent Notes Series 451759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451759	$3,000	$3,000	7.74%	1.00%	October 23, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451759. Member loan 451759 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	CA, Inc.	Debt-to-income ratio:	11.38%
Length of employment:	3 years	Location:	Shrewsbury, NJ

Home town:
Current & past employers:	CA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

556885 added on 10/18/09 > This loan is for an unexpected heating repair to fix my boiler.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	44
Revolving Credit Balance:	$265.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at CA, Inc? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please explain the delinquency that appears on your Credit History above. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello. My responsibilities at CA, Inc. are relating to account management. I'm the sole earner. My monthly expenses including mortgage is ~$3100. I also get an additional car allowance of $700/month which is on top of my monthly income. I have only one mortgage which is $1900/month. The delinquency which appears on my credit card statement is a result a delay in payment which accured during a drawn out mortgage refinance in which I paid off a good amount of my mortgage. Thank you for your questions.
If you could, please contact lending club and have your income verified with them. It'd make us investors feel more comfortable about investing our money with you.	will do. Thank you.

Member Payment Dependent Notes Series 451833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451833	$19,000	$19,000	11.14%	1.00%	October 22, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451833. Member loan 451833 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,549 / month
Current employer:	BCBG Max Azria Group	Debt-to-income ratio:	19.83%
Length of employment:	5 years	Location:	Arcadia, CA

Home town:
Current & past employers:	BCBG Max Azria Group
Education:

This borrower member posted the following loan description, which has not been verified:

557078 added on 10/15/09 > I am applying this loan to help my brother to consolidate his high interest credit card bills. I have a good credit history, and I always pay my bills on time. I assure that every payment will be made on time for this loan so this loan is safe and worth your consideration. I know how people work for their hard earned money, so I will take a full responsibility to make sure this loan is paid off within the term. If you have any questions, please feel free to ask. I will respond to your questions as soon as possible. Your investment in this loan is greatly appreciated! 557078 added on 10/15/09 > My brother has about $16,000 credit card debts with average interest rate from 23% to 29%. He was a sales person in automotive aftermarket industry. His salary was from $2,500 to $3,500 monthly. He is currently unemployed and is looking to for a work. The reason for his debt is because that he lost about $30,000 for his online business 3 years ago. His is a hard working person. I hope this loan can help him to have a fresh start. My Income & Expenses: Monthly Gross Salary: $ 4,500 (myself only) Monthly Expenses: Rent $800 Credit Card Payment $950 Car Payment $ 0 (2 cars are paid-off) Car Insurance $100 Utilities $ 50 Telephone $ 20 Cell phone $ 70 Internet $ 40 Gasoline $200 Dining $300 (will cut down to $150) Groceries $150 Total monthly expenses: $2,680

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,809.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $33,809.00 consist of? Thank you in advance for your answer.	The balance is from several credit cards that I have. They are all low interest rates from 2.99% to 3.99% APR. Below is a list of my current balance and rate. The reason for the balance is that I invested around $38,000 in my cousin???s clothing business and unfortunately the business failed. I have learned a lot from that experience though. For this loan, I want my brother to know that this is a serious and legitimate loan. He needs to pay back. But I will take full responsibility for this loan. Name Balance APR Capital one $ 1,818.37 2.99% American Express $ 1,002.17 3.99% Citi Bank $ 5,474.95 2.99% Discover $10,366.66 1.99% Chase $ 4,773.18 2.99% Chase 1 $ 5,164.80 3.99% Bank of America $ 5,207.09 1.99% Total $33,807.22
I am interested in funding part of your loan. Based on your expense itemization, it looks like you might have a hard time covering your brother's loan payment if he defaults. In the event that he is unable to make the loan payments, how comfortable do you feel adding another $623 to your monthly budget? Thanks.	I will cut down some of these expenses to make sure I can handle this extra loan payment. I believe with a better budget plan and a determination I will pay off this loan in case if he defaults. Also I will try to make some extra income by tutoring besides just cutting expenses. Thank you for your consideration in funding this loan!

Member Payment Dependent Notes Series 451846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451846	$7,000	$7,000	19.47%	1.00%	October 22, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451846. Member loan 451846 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	EC Hair Import Inc	Debt-to-income ratio:	17.08%
Length of employment:	3 years	Location:	Little Ferry, NJ

Home town:
Current & past employers:	EC Hair Import Inc
Education:

This borrower member posted the following loan description, which has not been verified:

557101 added on 10/14/09 > I need money to pay off debt. My credit card interest rates are too high. I used to pay off the debt costs $ 1,000 per month. But the principal did not give a little... So, I will pay off the debt completely in three years. Thanks.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,859.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.15.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $25K loan application are: 1. Position @ EC Hair Imports is? 2. $5,000 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? 6. Revolving debt is $14K but loan request is $25K. Explain difference. Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. sales manager 2. 1 (myself) 3. $1100 4. $355 5. about $1000 6. When I did not have a credit card, I borrowed my father's card, it has been used.
What do you do for employment? How did you aquire this debt (please list out the amounts you owe).	My position is a sales manager. I have 10 or more credit cards. My credit cards and my family's credit cards... ( Of course I've used it) So, Total amount of debt that is about $27000. I hope to get a loan is $25K. Thanks.

Member Payment Dependent Notes Series 451852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451852	$2,000	$2,000	14.61%	1.00%	October 23, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451852. Member loan 451852 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Paddy Murphy's	Debt-to-income ratio:	14.86%
Length of employment:	1 year	Location:	Orlando, FL

Home town:
Current & past employers:	Paddy Murphy's
Education:

This borrower member posted the following loan description, which has not been verified:

557114 added on 10/14/09 > Dear Investors, I have finally been given the chance to make one of my dreams a reality! I need some help! I am currently a junior who is studying political science(international program) in the College of Sciences. About a year ago I hit a low point in my life and was struggling with everything !!!!!! One of the hardest times for me which gave me the final push I needed to make a change was the fact that I ended a very serious six year relationship. I dedicated myself and everything I had to make it a successful relationship, but after looking back I feel like I gave myself the short end of the stick for somebody else???s happiness. Well not ANYMORE!!! I vowed to myself to do what makes me happy and to live my OWN life!!! For me, Education and Exploring are my biggest passions!!!! About four months ago I received the opportunity to move to MIAMI and attend FIU where I have the prospect to study abroad in Germany!!!! I jumped on this opportunity of a lifetime and have been saving all the money I have made over the past four months but I'm about 2000 short of reaching my goal to pay for tuition!! I have already applied for loans and grants and have received as much as I could from them. I need more help so that's why I came to the Lending Club! I have used this program before and I???m currently at great standing with this program. I have never been late on a payment and I'm a trustworthy member. I know that everyone in the world is struggling and that this is not the best time to ask for help but I know with this money I will become happier, wiser, successful, humbled, independent, stronger, and overall an improved individual who can attend school!!!!!!!!!!!!!!!!! Thank you for your time!

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$261.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451909	$15,000	$15,000	12.18%	1.00%	October 26, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451909. Member loan 451909 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,050 / month
Current employer:	UC Davis	Debt-to-income ratio:	12.25%
Length of employment:	4 years	Location:	Woodland, CA

Home town:	Pittsburgh
Current & past employers:	UC Davis
Education:	Colorado State University (CSU) School Of Veterinary Medicine

This borrower member posted the following loan description, which has not been verified:

557231 added on 10/19/09 > I am looking to borrow to add a solar energy component to my home (which I own) to help reduce my carbon footprint. I 557231 added on 10/19/09 > I am a veterinarian and a professor at a university vet school and I take my financial obligations very seriously. I own my home, all of my payments are on time and I am never, ever late with any bill payments. Thank you for your time and considerations. Please let me know if I can answer any questions. 557231 added on 10/19/09 > After reviewing my data, I wanted to provide information on my revolving credit line debt. While I have credit cards, I do not carry a balance and pay them in full every month. My credit line balance is a line of credit with Bank of America. I used the credit line to remodel the bathroom and kitchen in my home to use energy efficient appliances with less electric and water use. The interest rate on the line is so low that I am not in a hurry to pay it off at this time. I have a car payment, mortgage payment, student loan payment and this credit line payment each month as major bills. Other than utilities, I have no other monthly debt. My significant other is also a veterinarian, so we have two good incomes with very little real debt.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,573.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.20.2009 Small investors together fund LC borrowers loans. Questions I have concerning your Veterinarian UC-Davis Vet School $15,000 Renewable Energy loan application are: 1. Housing (mortgage or rent) payment per month? 2. Car payment(s) per month? 3. Credit card payments per month? Loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Hello and thank you. My mortgage is $1450.00 per month, my car payment is $350.00 and my student loan payment is $299.00. My credit line payment is $400.00 per month. I do not have a credit card balance, and because I am a type-A vet, I have prepaid all of my utilities (water, trash and sewer for 2 years). My spouse and I earn a combined income of $230,000 per year. She is also a vet. Her car is paid off, we paid off her student loans and she has no credit card balance. We decided to use Lending Club because we feel that it is a more responsible form of social finance - in comparison to the big banks.
I'm glad you favor sustainability. I'd love to learn more about the system. How large is it in Wp (peak watts)? How much of your electricity will come from it? When do you anticipate the system breaking even? Is it grid-tied? Does it have a battery backup? What is the total cost of installation? Who is installing it? In what areas does the installer provide service, do they install nationally? Thank you.	Hello, the system cost is $56,200 and following state and local rebates and credits the cost drops to $34,800. I have saved half of the money and this loan is for the other half. My monthly savings is $180.00 off of my electric bill. The system is grid-tied, with battery backup. The company is SunPower and I believe that they are national. Honestly, I am less concerned with break even time than decreased use and sustainability. I look at the cost as an investment in green living. Making the money back is nice (in energy savings) but this type of choice sort of reflects how I like to live and hopefully creates enough interest in green choices, that some of my neighbors may convert. I hope this helps and thank you for the wonderful questions :)

Member Payment Dependent Notes Series 451933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451933	$10,000	$10,000	8.59%	1.00%	October 22, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451933. Member loan 451933 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,375 / month
Current employer:	ALLSTATE INSURANCE COMPANY	Debt-to-income ratio:	8.83%
Length of employment:	10 + years	Location:	PARKLAND, FL

Home town:
Current & past employers:	ALLSTATE INSURANCE COMPANY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,336.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Hello. I will be using the funds to pay for my child's pre-k school year and the balance will be used to pay some of my school loan debt. Thank you.
Greetings - Could you please explain what the loan will be used for? Regards; Art	Hello. I will be using the funds to pay for my child's pre-k school year and the balance will be used to pay some of my school loan debt. Thank you.
Please respond to the following: What are your responsibilities at Allstate? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the balance, interest rate, and minimum monthly payment of your school debt? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? You have $75,000+ of revolving credit; could you tell us the composition of that balance? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My employment at Allstate has been ongoing since 1990 without interruption. I am currently the Agency Manager in which I am the team leader to my staff for selling products, servicing policyholders and maintaining high retention numbers for our existing book of business. This is my primary source of income. My supplemental income is that of child support which is $1,000 every 2 weeks. That is consistant and will remain consistant. The purpose of the loan is to force me to pay down my expenses when it comes to education costs. I do not want to fall into the habit of carrying maxed out credit cards at ridiculous interest rates unless it is an extreme emergency. I like the cushion of having that revolving credit as I know that money will be there in case I see myself defaulting on any payments (which I have yet to do in my life). I have access to those lines of credit as well as a home equity line of credit which could be used to satisfy the pay back of this $10,000 loan. I do not forsee any complications in the repayment of this loan or any other loan in fact that I do have. Thank you.

Member Payment Dependent Notes Series 452013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452013	$6,250	$6,250	12.87%	1.00%	October 26, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452013. Member loan 452013 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,276 / month
Current employer:	Metropolitan National Bank	Debt-to-income ratio:	23.73%
Length of employment:	1 year	Location:	FLUSHING, NY

Home town:
Current & past employers:	Metropolitan National Bank
Education:

This borrower member posted the following loan description, which has not been verified:

557489 added on 10/15/09 > Paying off smaller bills to get current 557489 added on 10/22/09 > This loan I applied for isn't because I can't pay my credit cards or because I'm late. My interest rate was 15.15 and they changed it to 24.99. That is a huge jump and when I asked why the credit card company told me they raised everyones APR to that. I just want to thank everyone of my lendings. I will be credit card free in 3 years tops =)

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,166.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions. 1.) What bills are you behind on and why? 2.) What is your occupation/job duties at Metropolitan National Bank? 3.) Can you please detail out your monthly net income and expenses for us? Thanks much and best of luck!	A few answers 1. I'm not behind in any bills but with the economy just changing interest rates for no reason at all it would take me a little longer to pay off my bills. 2. I'm a teller there. Most of the work comes from mail in deposits and its not much compared to larger scale banks like Chase. 3. My monthly income is about $2300 before taxes.

Member Payment Dependent Notes Series 452031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452031	$15,000	$15,000	11.48%	1.00%	October 23, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452031. Member loan 452031 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	National Orthodontix Mgmt LLC	Debt-to-income ratio:	6.35%
Length of employment:	3 years	Location:	CORPUS CHRISTI, TX

Home town:
Current & past employers:	National Orthodontix Mgmt LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$544.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Miscalculated taxes this year. Owe roughly $13,300. We need a couple of months to come up with the funds, and thought this might be a great solution. We have the funds just not at this very moment.
What is this loan for?	Miscalculated taxes this year. Owe roughly $13,300. We need a couple of months to come up with the funds, and thought this might be a great solution. We have the funds just not at this very moment.
What do you do for your business and what was the delinquency for? What are your monthly obligations far as payments go? Thank you	I am a general manager (Director of Operations) for five dental practices in Texas and New Mexico. I don't know how it happened, but I did not take the right amount of money out of paycheck. I have corrected my filing status, and this will not happen again. I should have the funds available to repay loan by next March but wanted to have reasonable payments in the meantime. To answer your question regarding monthly obligations...we have little debt and have the money to make payments. We just needed a couple of months to come up with this kind of chunk of change because our savings is tied up elsewhere (daughter's college, 401K, etc).
What was your delinquency 2 years ago?	Cashed in 401K from previous employer, was told that taxes were paid on it. Taxes were paid but not at our rate. Invested the money in college funds for kids before I found out. I just talked to my accountant and was informed that I would be getting money back for 2009. Good feeling.
Can you please explain what the DELIQUENCY was all about! We understand you have a tax issue.	In July of 2007, I switched jobs. I cashed in the 401K from previous employer (of 14 years) without completely understanding the tax implications. The investment broker told me that taxes had been paid. Yes, taxes had been paid but not enough. The combination of salary and 401K money bumped me up into the highest tax bracket. To clarify, I do not have a DELINQUENCY with the IRS. I have an installment agreement with the IRS for 4 more years with an interest rate of 4%. The original amount was $25,000. I currently owe $20,000. I just turned in the paper work for the 2008 tax year on October 15th (filed and extension in April). I owe $13,300 because I mistakenly selected the wrong filing status, so there was not enough money being taken out of my check each paycheck. My filing status was corrected in November of 2008. I talked to my accountant and was informed that, as it stands right now, I would be getting money back for the 2009 tax year. That money would, of course, go towards paying this loan as the interest rate is considerably higher than the loan we have with the government.

Member Payment Dependent Notes Series 452034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452034	$5,000	$5,000	19.13%	1.00%	October 26, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452034. Member loan 452034 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	TRUMPF Inc.	Debt-to-income ratio:	22.73%
Length of employment:	5 years	Location:	FARMINGTON, CT

Home town:
Current & past employers:	TRUMPF Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

557530 added on 10/15/09 > Consolidate bills. 557530 added on 10/15/09 > Consolidate bills. 557530 added on 10/15/09 > Consolidated bills.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	31
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What bills do you plan on consolidating? Thank you in advance for your answer.	Two credit cards....
10.16.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $5K loan application are: 1. Position @ TRUMPF Inc. is? 2. $4,708 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Employee Benefits Manager. 2. $4,708 gross per month - correct. Just me - single. 3. Rent - $993 per month 4. Car - $499 per month
Your credit history shows your revolving credit balance as zero, which I suspect is in error. Please let us know the amounts and interest rates on your outstanding credit cards and other loans. Thank you for your answers.	I have an Amex card totaling $4,600 that I need to pay, but I'm not the primary card holder. No other loans...
What are all the inquiries on your credit history: it is showing 9 in the last 6 months.	That should be obvious, no? I bought a new car - had 3 deposits at 3 different dealerships - none of which could get the car. It was absurd.

Member Payment Dependent Notes Series 452037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452037	$7,500	$7,500	11.83%	1.00%	October 26, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452037. Member loan 452037 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	JFK	Debt-to-income ratio:	22.52%
Length of employment:	10 + years	Location:	TELFORD, PA

Home town:
Current & past employers:	JFK
Education:

This borrower member posted the following loan description, which has not been verified:

557542 added on 10/15/09 > Thnak you very much, this loan is greatly appreciated.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,131.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your current employer is JFK? The airport? What is the purpose of the loan? Thank you in advance for your answers.	Hi, how are you guys and thanks for the interest! I work for John F. Kennedy mental health. I will be using the money to pay down my higher interest credit cards, in order to just have one payment besides my car note. Thanks again for your interest in lending.
What will the loan be used for? Thank you.	I will be using the money to pay down my higher interest credit cards, in order to just have one payment besides my car note. Thanks again for your interest in lending.

Member Payment Dependent Notes Series 452099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452099	$15,250	$15,250	11.14%	1.00%	October 26, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452099. Member loan 452099 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Brigham and Women's Hospital	Debt-to-income ratio:	8.69%
Length of employment:	9 years	Location:	Methuen, MA

Home town:
Current & past employers:	Brigham and Women's Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

557670 added on 10/18/09 > Worth while investment, attempting to pay off loans related to graduate education at a lower interest rate.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,963.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation? Any other household income/debt (e.g. spouse)?	I am a nurse manager at a major teaching hospital in Boston, I am married and there is an additional 65,000 a year of household income
I'm interested funding your loan. I have questions requiring answers: 1. Current position? 2. How stable is your position? 3. Housing/rent payment per month is $_____ ? 5. Total car payment(s) per month is/are $_____? 6. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? Total only please. 7. Have you submitted income for verification to Lending Club yet? If not will you please acknowledge that you are going to do that. Thank you	I currently work as a nurse manager at a major teaching hospital we are currently opening 3 new units and I have been employed with them for over 7 years, my position is extremely stable. My mortgage is 2330/month. I do not have a car payment at this time. I have submitted verification, and I would estimate my total expenses at around 5000/month, I am married with another contributing income of 65,000/year. Thank you for considering my loan.
Please respond to the following: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My estimated monthly expenses is in the neighborhood of 5000/month. The interest rates on the balances I am looking to consolidate are all over 17%, currently running me over 500/month. The balance is for 12,000 and 1080 and both will be paid in full if this loan is fully financed. I am part of a dual income household, I do have excellent job security and work in the healthcare field. Thank you.
Could you please explain why your loan request is much greater than your credit balance? Also, could you please verify your income with Lending Club (if you contact them, they will let you know how to do so)? Thanks!	I did give lending club the go ahead to verify my income. I am not sure what you mean regarding my loan request, the requested amount is meant to consolidate high interest credit cards so I can make one monthly payment and ensure my debt is paid in full in a three year period.
Your credit balance according to the above report is under $5,000 but your request is for over $15,000. I was curious why your loan request was so much higher than the debt you have... Thanks	I estimated my monthy expenses at about $5000 but that does not account for the full extent of the money I would need to pay my debt in full and consolidate my payments.
Spouse's occupation? Spouse have any debt not reflected in your credit pull above? If so, what? Thank you.	The debt is combined and there is no additional debt from my spouse, the occupation is a contract manager at a hospital.
Hi, Your listing above shows revolving debt of $4,963. You want to borrow $15,250. Kindly explain why you seek to borrow over three times as much as it's reported you owe. Is it perhaps that you owe more than is shown on the listing? Maybe another, clearer way: Please itemize the debts you currently owe and plan to pay off with this loan. Best of luck.	Hello, I do own more than is showing on the listing, the listing is displaying my estimated monthly expenses, I am going to use this loan to pay two high interest credits cards so that I can consolidate my debt, one card has a balance of 12,500 and the other card has a balance of 1900. Hope this helps, thank you for your consideration.

Member Payment Dependent Notes Series 452103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452103	$4,000	$4,000	11.14%	1.00%	October 26, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452103. Member loan 452103 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Volt Management Services	Debt-to-income ratio:	22.96%
Length of employment:	3 years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Volt Management Services
Education:

This borrower member posted the following loan description, which has not been verified:

557679 added on 10/22/09 > On Sept 5th, I lost my dog of 13 years... The Vet gave him a 50/50 chance of living, so I went ahead and approved the required treatment. Within 3 hours my god died and was left with the bill. I used my mothers card since I didnt have the cash to pay for the treatment... I'd like to pay off that card..

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,694.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan? please provide details.	Consolidate a couple of small credit cards with a high rate on them...
I'm sorry about your god dying.	I know.. I noticed the typo a little too late...

Member Payment Dependent Notes Series 452150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452150	$12,000	$12,000	11.14%	1.00%	October 22, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452150. Member loan 452150 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,312 / month
Current employer:	Office Depot	Debt-to-income ratio:	24.70%
Length of employment:	5 years	Location:	Delray beach, FL

Home town:
Current & past employers:	Office Depot
Education:

This borrower member posted the following loan description, which has not been verified:

557820 added on 10/16/09 > Secondary income of $1000 per month.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,200.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the major purchase? What is the source of the secondary income?	This purchase will contribute to Kitchen remodeling and a vacation in the near future. Source of secondary income is contract work through my machinery business.

Member Payment Dependent Notes Series 452198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452198	$1,500	$1,500	14.26%	1.00%	October 22, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452198. Member loan 452198 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	24.43%
Length of employment:	n/a	Location:	dayton, NV

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

550366 added on 10/15/09 > loan propose is to fly to a family reunion for this Christmas and new years

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	18
Revolving Credit Balance:	$26,669.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the circumstances around the delinquency 18 mnths ago? Thanks!	The delinquency on that bill was soly my fault, I was overseas and did not have internet acceses , my trip was for 2 weeks but ended up staying there for 40 days , I had a person who send the payments for my bills but missplace the bill of that account. but like I say before It was my responsability to make sure everything was cover in case of delays on my trip. and thats how I got the 30 days delinquency
What is your income source?	I work as a tool maker and cnc programmer for this company call Astro Mold in Nevada , been working there for 14 years

Member Payment Dependent Notes Series 452264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452264	$4,000	$4,000	12.18%	1.00%	October 26, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452264. Member loan 452264 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	veterans administration	Debt-to-income ratio:	22.75%
Length of employment:	8 years	Location:	orangevale, CA

Home town:
Current & past employers:	veterans administration
Education:

This borrower member posted the following loan description, which has not been verified:

557969 added on 10/16/09 > Need immediately please

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$146,743.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $146,743.00 consist of?	Type your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck.
what is the purpose of the loan, what do you do, what are your detailed monthly expenses, what is this large debt on your credit report, please contact Lending Club to verify your income. you have 0 chance of getting funded if you do not provide more details and verification. Simply writing need immediately will get you nowhere.	Type your ansType your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck. wer here.
Could you roughly breakdown what the $146,743.00 in revolving credit is? Thank you.	Type your answer heType your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck. re.
Investors tend to fund loan requests that provide a little more information. What led you to decide to apply for this loan? What will you pay with the loan, in a little bit of detail? Thank you in advance.	Type your answer hType your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck. ere.
Your revolving credit balance is nearly $150K, which seems extraordinarily high. Can you elaborate on this?	Type your aType your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck. nswer here.
Explain how/why your revolving credit balance is almost $150,000	Type yourType your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck. answer here.
Your revolving credit balance is $146k. Care to explain?	Type your answerType your answer here. We had unexspected medical costs last year. We are very upside down on our mortgage and have paid $600.00 extra towards principle on our second for the last 3 years. We make over $110,000 a year and well do just fine, -with or without this loan. This particular loan request will help inable us to not have to live paychck to paycheck. here.

Member Payment Dependent Notes Series 452279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452279	$5,000	$5,000	13.57%	1.00%	October 26, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452279. Member loan 452279 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,633 / month
Current employer:	Discover Marble and Granite	Debt-to-income ratio:	8.77%
Length of employment:	4 years	Location:	SHREWSBURY, MA

Home town:
Current & past employers:	Discover Marble and Granite
Education:

This borrower member posted the following loan description, which has not been verified:

558002 added on 10/20/09 > Thank for the lenders! 558002 added on 10/21/09 > info: I applied through lendingTree, for a personal loan and chose other, somehow it appears here as a home improvement loan, IT IS NOT a home improvement loan. It's a personal loan to be invested in the expansion of a business I own with my husband. It can be verified in the state of massachusetts website under business name: JCL COMMERCIAL SERVICES OF WORCESTER. The business being bought is UNICA CLEANING SERVICES.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$703.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description. Thank you.	I'm expanding the business, I own with my husband. We own a commercial cleaning company that makes 20K per month, and we need 25k to make a downpayment on a expansion that makes 66k per month, our total revenue will be over 90k by November 30th. The company being bought has 80k in payables from October.
Loan Description?	downpayment on a business expansion(purchase.) the business will be financed by the owner at 5% a year starting July of 2010. The business transition begins on the 1st of November 2009.
How much debt do you currently have? Can you handel additional monthly payments?	I pay a Subaru Forester 2009, auto insurance, cable and some low debt credit cards(I keep low balances, I prefer to have no debts.). My husband pays the mortgage, cell phone, electric bill, water/sewer, oil for heating. I drive a company car, gas, cell phone are all provided by my employer(it can be verified at 1-508-890-6666 Discover Marble and Granite - Owner is Victor deOliveira)
Now that you have reduced your Amount Requested to $5K, what is the source of remaining $21K of your downpayment?	I closed the deal on the business yesterday, I have to make the 25k deposit on the 30th of October. I already had 5k from my current business, so I only needed 20k more, which i applied through lending tree and was accepted by LendingClub for 20k, so I closed the deal yesterday. Since Lending Club reduced my loan to 5k, and I have another 5k, I have called a Friend which will loan me another 10k no interest, so I guess I need to come up with another 5k within a week. I'm currently calling family and friends.

Member Payment Dependent Notes Series 452330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452330	$11,200	$11,200	15.31%	1.00%	October 26, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452330. Member loan 452330 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,275 / month
Current employer:	Contra Costa County	Debt-to-income ratio:	3.16%
Length of employment:	10 + years	Location:	PITTSBURG, CA

Home town:
Current & past employers:	Contra Costa County
Education:

This borrower member posted the following loan description, which has not been verified:

558157 added on 10/16/09 > I want to get out of debt by consolidating my bills and use the extra money to put braces on my daughter. 558157 added on 10/16/09 > I also want to raise my credit score by eliminating credit card debt 558157 added on 10/16/09 > I have a really good job but I need a little help to straighten out my finances. 558157 added on 10/18/09 > This is just to give everyone an idea of my situation. I have a good job but these last couple of years have been hard because i was helping two of my relatives out financially but than got myself into trouble but still continued to help them. I can't seem to get back on my feet and payoff these debts and have tried to get the traditional personal loan but because of the bad economic times it has not worked. I am trying to become debt free and this seemed like this opportunity would help me towards that goal. I would like to close all credit accounts and have one loan to concentrate on. Thank you in advance for your consideration. 558157 added on 10/18/09 > I was looking through the stats and it occurred to me that I should post that I have an excellent record of paying on time. I also wanted to explain that even though my debt is $8000, I do pay rent, car ins, storage and all the other living expenses. I want to put braces on my sixteen year old daughter but that would mean taking another loan for $3000 and another monthly payment for $150. I did not too much about this lending club but hopefully when I get on my feet I would like to become an investor.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,138.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.17.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $11,200 loan application are: 1. Position @ Contra Costa County is? 2. $4,275 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1)I am a clerical specialist level. 2) 1-Myself 3) rent $1000 a month 4)No car payment 5)I pay about $450 a month including high interest personal loan that I would like to payoff. Thank you.
Please respond to the following: What are your responsibilities at the county? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am clerical support for the Welfare Dept. and have been employed since Jan 1997. I am the sole wage earner. Rent is $1000 a month, no car loans. I spend approx. 400.00 on the credit payments, which the balances total to $8000. In case of job loss which i PRAY does not ever happen, I would have to take out money from my retirement.

Member Payment Dependent Notes Series 452386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452386	$9,200	$9,200	8.94%	1.00%	October 23, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452386. Member loan 452386 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	n/a	Debt-to-income ratio:	17.81%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:
Current & past employers:
Education:	SFSU, San Francisco, CA

This borrower member posted the following loan description, which has not been verified:

558319 added on 10/16/09 > Wells Fargo has decided to raise interest rates to everyone - time to bid them farewell. Also, I definitely prefer this concept of peer investing/lending. I have an excellent track record, and most of my credit card debt is due to business start up costs and one-time medical bills... not shopping! I am a Suze Orman devotee who is determined to pay everything off. 558319 added on 10/16/09 > Note: I am not responsible solely for the entire mortgage payment. I am married, and we split the payment, plus we rent out the downstairs which contributes $900 a month to the payment, so really I pay about $1100 a month for mortgage. 558319 added on 10/17/09 > About me and my work: I actually have two jobs. For the first, I book the corporate events into a historic venue - during my tenure, bookings are up 257%. Last year was a bit slow, but a great sign is we are now decidedly looking up with November being one of our best months ever. I also have my own events company, primarily handling conferences and tradeshows, and have some really strong/great clients. Last year I even added clients, so I feel really solid in my choice of work. I've been doing both of these jobs for over five years, and have many years experience beyond that having worked is the inhouse events/marketing person elsewhere.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,581.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss and/or loss of client base, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My husband is a freelancer also so our income varies some year to year but last year we had just over 90K in income plus an additional 10K in rental income. We own our house. The first mortgage is 1908 a month (fixed rate) and the second is also fixed - the minimum payment is 860/mo but we pay 1160/month to have it paid off in ten years. The house has equity - 250K worth (we bought when the market was lower). Other monthly payments: Car loan $298 household bills around $400. No student loans. My pt job pays part of our insurance, we pay approx. $250/month. Credit cards: My goal with this loan is to get rid of my WF card due to their recently really increasing rates - I had promotional rates with them for the past five years that never went above 3% and now they have soared - they got rid of promotional rates and increased the standard rates. I was eligible for a larger amount through lending club but chose to initially start with a lower lending club amount to see 1. if this works well and 2. ensure their would be no problem paying it off. I do have a few other credit cards (rates: 1.9% promotional, and then the others 8%-11%) so all in all my payments including this loan would be around 850/month. One thing to note is I have an extremely long credit history (over 25 years - had my first Macy???s card at 17) and have never defaulted on anything. I don???t think I???ve even had more than one late payment in all that time. I am extremely responsible. In regards to job stability my part time job is not going anywhere and my freelance work is actually growing. I am a go getter - if things happened where I did lose income I would hustle to make sure I lined up more work. I do have a supportive family but luckily have not had to rely on that.
Your credit report shows about $38,500 in revolving credit. What is this debt? Does the $850/month total credit card oayments you mentioned cover all of this debt?	Yes, I have several cards that total this amount, all a result of start up costs for my business and a one time medical expense. My primary goal here is to ditch my Wells Fargo card which suddenly has an outrageous rate - not because of anything I've done (they even send out a letter saying so!) but rather, just what they are doing in advance of the bank laws changing. My other cards have good rates. Yes, it is a lot, but I am committed to paying it down and at the time it was the best way to finance my now healthy business. I could have probably just opened up another card with a good rate since I have a good track record and transferred, but I wanted to give this a try - I like the concept, the rates are stable, and I'd rather people profit from my loan than a bank. Believe me, I am very aware that there are lots of people out there investing in my paying this back and I will not let them down. I charged it, I pay it off :)

Member Payment Dependent Notes Series 452486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452486	$4,000	$4,000	13.92%	1.00%	October 22, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452486. Member loan 452486 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,045 / month
Current employer:	PS 307	Debt-to-income ratio:	4.16%
Length of employment:	3 years	Location:	CORONA, NY

Home town:
Current & past employers:	PS 307
Education:	CUNY La Guardia Community College, CUNY York College

This borrower member posted the following loan description, which has not been verified:

558507 added on 10/16/09 > I WOULD LIKE TO PAY MY CREDIT CARDS DEBT B/C THEY HAVE A HIGH INTEREST RATE, I PAY EVERY MONTH MORE THAN THE MINIMUM PAYMENT AND MY BALANCES DO NOT DECREASE. PLEASE HELP ME PAY MY CREDIT CARDS IN ONE MONTHLY BILL. THANK YOU. 558507 added on 10/16/09 > I AM A FULL TIME EMPLOYEE AND A PART TIME STUDENT.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,791.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What have you done to get control of your finances?	I have been cutting any unnecessary expenses,and now I am keeping track of what I spend.
Would you please describe your current usage of credit cards? Thank you in advance.	At this moment I'm not using my credit cards but when i did i used to pay bills and buy at the department stores any neccesary things.Now i'm using my debit card for my expenses.
Please respond to the following: What are your responsibilities at PS 307? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I help the teacher with the classroom activities, breakfast, circle, math,lunch, story time and plan project for the next day of class. Yes, i'm the sole wage earner. I pay $300 monthly for rent, $60 monthly for cell phone bill, $200 monthly for food and $89 monthly on my metro card. $1,765:18.24% min.$50; $220: 29.99% min:$20; $663: 17.90% min. $30;$900:22.85% min.$30; $612: 19.99% min.$25. i already started saving money in case of any emergency and i would pay my loan with what i am saving. Thanks.
I am interested in funding your loan, but have a few questions. (1) What are the current rates on your cards? (2) What are your monthly expenses (rent, car, school loans, etc.) Thanks.	I pay $300 monthly for rent, $60 monthly for cell phone bill, $200 monthly for food and $89 monthly on my metro card. $1,765:18.24% min.$50; $220: 29.99% min:$20; $663: 17.90% min. $30;$900:22.85% min.$30; $612: 19.99% min.$25. thanks
One more question, how much are you paying each month on your credit cards (combined amount)?	$300 monthly combined.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	I pay $300 monthly for rent, $60 monthly for cell phone bill, $200 monthly for food and $89 monthly on my metro card. No dependents.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $2,791.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for PS 307? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, this loan its only to pay off only my credit cards. My revolving balance its $4,195, when i add all my credit cards balances. I dont have no cars loan or student loan.I pay $300 monthly for rent, $60 monthly for cell phone bill, $200 monthly for food and $89 monthly on my metro card. $1,765:18.24% min.$50; $220: 29.99% min:$20; $663: 17.90% min. $30;$900:22.85% min.$30; $612: 19.99% min.$25. i already started saving money in case of any emergency and i would pay my loan with what i am saving. I am a teacher assistant, i help the teacher with the class activities, breakfast, lunch, math, fieldtrips, and projets for the next day. Yes i'm willing to verify my income.Thanks.

Member Payment Dependent Notes Series 452488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452488	$6,000	$6,000	11.83%	1.00%	October 23, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452488. Member loan 452488 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,208 / month
Current employer:	lowes	Debt-to-income ratio:	7.96%
Length of employment:	9 years	Location:	BIRMINGHAM, AL

Home town:	Stockbridge
Current & past employers:	lowes
Education:

This borrower member posted the following loan description, which has not been verified:

558509 added on 10/16/09 > I am a Sales Manager at Lowes Home Improvement. I have been with the company for 8yrs. I am a homeowner of 3 yrs. I intend to take this money and pay off 2 high interest credit cards. I have a goal to have this loan paid off in 1yr instead of the 3yr term. 558509 added on 10/18/09 > I make $50,000 a year in my sales manager position. My wife works as a receptionist at a vet clinic and makes $20,000 a year. Combined that gives us a household income of $70,000. The monthly bills are: Mortgage $1,000, Water and Power $200, Minimum amount due on Credit Cards $400, Cable and Internet $200, Food $400, and Gas $200. In the past year I have paid off $5,000 in Credit Card Debt. I usually send double the minimum amount due on the cards to get them paid off faster. The loan I receive will pay off my Capital One Card with a balance of $3,000 and interest rate of 12% and my Household Bank Card with a balance of $3,000 and interest rate of 29%. 558509 added on 10/19/09 > I have had no delinquencies in the past 24 mo., and i am looking forward to getting my debts paid off in a faster smarter way. I appreciate you 24 investors thus far for your support. Thank you! 558509 added on 10/19/09 > Also i want to add that my job pays out bonuses each 6mo.'s and i am half way through the last 6mo of the year and we are tracking for full bonus which is 20% of my 50k year salary (10k)=(6k after taxes) I also plan to send this toward my debt to pay off the other high interest debt.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	26
Revolving Credit Balance:	$16,721.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to control your debt?	Within the last year I have paid down approx $5,000 in credit card debt. I am now concentrating on my highest interest rate card and sending as much as I can each month. Which in most cases is twice the minimum payment. I have also sold the cars that had loans and bought older cars with cash so that there would be no loan to pay back to be able to send more money to the credit cards each month to pay them off. My wife who was no employed has also picked up work to help pay down the debt as well.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I make $50,000 a year my wife also works and makes $20,000 a year. Combined is $70,000. My monthly bills are: mortgage $1,000. Food $400. Credit Cards minimum payments $400. Cable & Internet $100. Water & Power $200. Car Ins. $50. I intend to pay off the Capital One card with balance of $3,000 and interest rate of 13% with a minimum payment of $84 and also Household Bank credit card balance of $3,000 interest rate of 29% and minimum card balance $86. I am unaware of any delinquency's. No second mortgage or HELOC. I have a excellent job history and knowledge and skill in my profession and would be sure to be found an asset within my wide range of competitors in the retail sales industry where I would easily find employment shall the need arise. However I have currently been with my job for 8 years and have moved up and taken 9 promotions since starting and I continue to grow in the company.
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $16,721.) What is your wife's occupation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I make $50,000 a year in my sales manager position. My wife works as a receptionist at a vet clinic and makes $20,000 a year. Combined that gives us a household income of $70,000. The monthly bills are: Mortgage $1,000, Water and Power $200, Minimum amount due on Credit Cards $400, Cable and Internet $200, Food $400, and Gas $200. In the past year I have paid off $5,000 in Credit Card Debt. I usually send double the minimum amount due on the cards to get them paid off faster. The loan I receive will pay off my Capital One Card with a balance of $3,000 and interest rate of 12% and my Household Bank Card with a balance of $3,000 and interest rate of 29%. No savings account but I keep a $500 balance in my checking account at all times. Yes I am willing to verify income and will check into that.

Member Payment Dependent Notes Series 452597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452597	$10,000	$10,000	12.87%	1.00%	October 26, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452597. Member loan 452597 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Groupee Inc	Debt-to-income ratio:	12.67%
Length of employment:	9 years	Location:	Seattle, WA

Home town:	Juneau
Current & past employers:	Groupee Inc
Education:	University of Alaska Southeast

This borrower member posted the following loan description, which has not been verified:

558762 added on 10/17/09 > Citi bank just sent me a notice that's their increasing my interest rate to 29.99%. I've been with them for years, never had a late payment, always pay more than minimum balance, own my own home, and have had the same stable job for 8 years.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,896.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see your income and that you have a mortgage. Seattle has a high living cost. What are your living exspenses? Also, what is your job title/duties? Other than the increased intrest rate, what is your motivation for paying off this debt? My funding awaites your reply. :)	Hi Member_559307, My mortgage is $2400 minus $700 for rented room. That's including taxes and utilities are another $100/mo. I try to keep my living expenses pretty low. I have a garden and chickens and ride my bike to work. I am a Web Developer and have been in the business for 10 years. Yes, my initial motivation was to pay of this credit card due to the high interest rate. I just refinanced my mortgage to a lower rate, so I'm on a mission to do that with other debts as well. The goal being to not have any credit card debt within the next 2 years. I hope that answers your question.
I am interested in helping to fund your loan. Please detail the $34k in revolving debt and also what were the 3 credit inquiries during the past 6 months? (Born and raised in Seattle)	Hi Thanks for your question. The $34k is mostly home improvement. I've done some big projects around the house in the last couple of years. I've had the vinyl siding removed and the cedar shingles repaired and repainted. I've installed a new fence and turned my front yard into a veggie garden. I've knocked down a couple walls and completely gutted and remodeled the bathroom and the kitchen. I've also replaced all the windows on the main floor (there's an above ground basement). Other things on there were a laptop for my sister to go to college with and a washing machine for my mom when her's broke. The $10k loan I'm applying for will knock out the highest interest debt, and the rest of it is at an interest rate that is lower than this loan. As an addendum: the payback amount for this loan is going to be less than what I am currently paying for the credit card I am refinancing. Let me know if you have any more questions and thank you for your support!
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform as a Web Developer for Groupee Inc.? Do you have a savings account or any other kind of emergency fund?	As for other outstanding debts, I do not have home equity or a car loan. I bought my car and paid for it a few years ago. I live in the city, so I use public transportation or bike mostly. I do have 2 student loans that total $100/month. Here's the breakdown. I have a renter, my mortgage is 2100/mo-700 rent so my portion is 1400. Mortgage 1400 Car Insurance 50 Utilities 45 credit card 200 credit card 2 100 avg. all the stuff on this card is 0 interest/0 payment for 6-12 months. I have always paid it in full when it's due. student loans 100 internet 50 cell phone 100 Total: 1945 This does not cover the Credit card for which I'm getting this loan for. For my job I turn design concepts it into a functional webpages using an assortment of skills in photoshop, css, html, php, javascript, xsl & xml, databases, jsp and some java. I am the only person in the company that does this job and I work directly with the CEO for most of my tasks. I'm also in charge of all of the corporate websites. I have been with the company for over 8 years. I'm very happy with my skill set and can spot a fix for a css error from across the room. I have about $1000 in savings at the moment. I dwindled it down a little more than I'd like getting the house siding finished before the fall winds started. Thank you for your question and thank you for your interest in my loan.

Member Payment Dependent Notes Series 452613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452613	$9,000	$9,000	12.18%	1.00%	October 22, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452613. Member loan 452613 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Henrico COunty Public Schools	Debt-to-income ratio:	19.42%
Length of employment:	7 years	Location:	Richmond, VA

Home town:
Current & past employers:	Henrico COunty Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

385521 added on 10/17/09 > I plan to use this money to pay off credit cards and consolidate debt. After this I will close my accounts. I am a teacher with a stedy full time job and have always paid my bills on time and in full. 385521 added on 10/18/09 > With the money, I also plan on fixing my car so I am able to get back and forth to work. And finally I plan on taking so college classes.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,711.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.18.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $9K loan application are: 1. Teacher position @ Henrico County Public Schools is? 2. $4,167 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Beginning with question 3 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I work as a teacher half the day and administrator (assisstant principal) the other half. I have been there for 6 years so I have tenured making it a more steady job. I also work as a curriculum and assessment developer, so that too accounts for the additional income. The income is just me. I have a rent payment of $684/month, and I have no car payment.
Any other household income / debt not reflected in credit pull above (e.g. from spouse)?	There is debt from a prior marriage that I'm trying to get taken care of in divorce court. THere is no other household income.

Member Payment Dependent Notes Series 452753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452753	$8,400	$8,400	11.48%	1.00%	October 23, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452753. Member loan 452753 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Fadem Barber Shop	Debt-to-income ratio:	15.16%
Length of employment:	4 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Fadem Barber Shop
Education:

This borrower member posted the following loan description, which has not been verified:

559133 added on 10/18/09 > Will be getting married in a couple months. My job is very stable, we have 4 locations My monthly budget is about 2000/month outgo at the most. I am a good borrower because I like being responsible and having good credit. sometimes you reach me faster via internet than phone. 559133 added on 10/18/09 > The loan is for my wedding. Not sure why the system is not taking my information.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,293.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If income is 8K per month and outgo is 2K, you have ~ 6K "extra" per month, so why do you need this loan?	Keep in mind that we are looking at $8000 gross (before taxes) and $2000 net after taxes. I am also wanting to pay down my car balance and a credit card that I can continue to have some breathing room after getting married. Thanks
Good point. So what do you net each month, after taxes?	$5700 per month

Member Payment Dependent Notes Series 452846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452846	$8,000	$8,000	12.53%	1.00%	October 26, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452846. Member loan 452846 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	GTRR	Debt-to-income ratio:	20.75%
Length of employment:	5 years	Location:	Atlanta, GA

Home town:
Current & past employers:	GTRR
Education:

This borrower member posted the following loan description, which has not been verified:

559339 added on 10/19/09 > I'm a highly responsible professional educator who is currently looking to consolidate several credit cards into one monthly payment. I am currently in school part time, and am recently married, and my husband is a successful engineer. I have an excellent payment history (never missed or late) and understand the importance of exercising responsible financial behaviors. If I am fortunate enough to have this loan funded, I plan to pay more than the required payment and completely pay off (and close) all but one of my credit cards. I am absolutely happy to answer any questions or queries you may have about my ability to pay or other facets of my life that would influence your decision to assist me in achieving my goals. Thank you for your time!

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,508.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GTRR? Your loan request is for somewhat more than your listed revolving credit balance. Could you explain more specifically what you intend to pay off with this loan?	Hello! GTRR is Global Teacher Recruitment, the company I work for. It places teachers in hard-to-staff school districts. I've worked in the same district for 4 years now. The revolving credit balance will be paid off entirely, and I also have $1800 left on a prosper loan at a much higher interest rate that will also be paid off entirely, which hopefully explains the discrepancy. Thank you so much for taking the time to consider me! H

Member Payment Dependent Notes Series 452865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452865	$9,000	$9,000	11.48%	1.00%	October 23, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452865. Member loan 452865 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:	severstal north america	Debt-to-income ratio:	11.02%
Length of employment:	10 + years	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	severstal north america
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,771.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Purpose? Loan Description?	Have good income, but in the process of moving out after 27 years of marriage, so have unexpected needs for cash
purpose of loan?	Have good income, but in the process of moving out after 27 years of marriage, so have unexpected needs for cash
I am safe to assume that you will be getting a divorce. If so, will there be any bankruptcies and will you continue with responsibility of the debt going forward?	no bankruptcies, always responsible for my debts

Member Payment Dependent Notes Series 452882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452882	$3,500	$3,500	15.65%	1.00%	October 26, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452882. Member loan 452882 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.00%
Length of employment:	n/a	Location:	Hoover, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	8
Revolving Credit Balance:	$2,383.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Expenses related to my final year of undergraduate study, interviewing, and to establish credit with a non-student loan type lender.
What is your source of income?	While a student at Lipscomb University I am a nanny and do additional babysitting.
Hello, Can you please explain your delinquency? Thank you.	I used online banking through my bank and had my payment set up incorrectly. It is fixed now.
You mentioned that this loan is for your monthly expenses... What do your overall monthly expenses usually amount to? What do you intend on doing after you graduate? (you mentioned that you are a senior at Lipscomb University)	Actually, this is for expenses related to my final year of undergraduate study, interviewing, and to establish credit with a non-student loan type lender. My regular monthly expenses are covered, but I will be interviewing soon and I will have expenses related to that. I plan to either teach or be an elementary school counselor.

Member Payment Dependent Notes Series 452900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452900	$6,400	$6,400	11.14%	1.00%	October 22, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452900. Member loan 452900 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,760 / month
Current employer:	express publishing	Debt-to-income ratio:	20.34%
Length of employment:	10 + years	Location:	MANSFIELD, OH

Home town:
Current & past employers:	express publishing
Education:

This borrower member posted the following loan description, which has not been verified:

559433 added on 10/20/09 > This is a loan to consuladate all credit card debt, at the time of loan I will destroy all credit cards other than one for emergency use.I am also interviewing at part time employments to pay loan in double payments.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,639.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	pay off credit cards and unsecure debts
please detail out your monthly expenses.	$ 550.00 month rent $ 282.05 auto payment $ 200.00 combined credit card payments $ 65.00 month membership fees $

Member Payment Dependent Notes Series 452944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452944	$1,800	$1,800	8.59%	1.00%	October 22, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452944. Member loan 452944 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	weston adams law firm	Debt-to-income ratio:	8.95%
Length of employment:	2 years	Location:	COLUMBIA, SC

Home town:
Current & past employers:	weston adams law firm
Education:

This borrower member posted the following loan description, which has not been verified:

559520 added on 10/20/09 > Pay for lsat class and material.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,620.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 452947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452947	$4,750	$4,750	12.53%	1.00%	October 26, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452947. Member loan 452947 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,083 / month
Current employer:	n/a	Debt-to-income ratio:	11.63%
Length of employment:	n/a	Location:	Vernon Hills, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

559525 added on 10/19/09 > Personal loan to consolidate debt 559525 added on 10/20/09 > I need to consolidate debt from credit cards and medical bills from my stroke last year--lots of rehab and more rehab to come.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,996.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 452969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452969	$6,000	$6,000	7.74%	1.00%	October 22, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452969. Member loan 452969 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	State of California	Debt-to-income ratio:	14.75%
Length of employment:	3 years	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	State of California, AseraCare Hospice - 1 year, Koinonia Foster Homes - 13 years
Education:	UC Santa Barabara, Fuller Theological Seminary in California, Sierra College

This borrower member posted the following loan description, which has not been verified:

559557 added on 10/19/09 > I borrowed $4000 previously for a home loan down payment. This covers the down payment, but I need more to cover the closing costs. I was hoping that the seller would cover the closing costs, but they won't, so I need more cash.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,552.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your monthly expenses? Thank you.	Credit card payment: $125 Personal loan pymt: $125 Gas & Electric: $60 Donations: $40 Satellite: $35 Miscellaneous: $80 House pymt: approx. $980 Internet: $40 Auto Gas: $70 Food: $120 Entertainment: $30 Cell phone: $44

Member Payment Dependent Notes Series 453052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453052	$5,000	$5,000	17.74%	1.00%	October 23, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453052. Member loan 453052 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	10.35%
Length of employment:	n/a	Location:	Bakersfield, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

559714 added on 10/19/09 > I own a sucessful yoga studio in Bakersfield, CA. I am looking to do some improvements to the studio space. 559714 added on 10/20/09 > My account profile was not correctly filled out. I have been working at the yoga studio for 7 years. It has been in business for 10 years this January. I have owned and operated it for 3 years this January. Thank you for reading.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,062.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
don't you think it mite b a good idea to put SELF EMPLOYED ATTHE CURRENT EMPLoyed slot rather than N/A and then you mite indicate how long you have had your present business .IT' YOUR PROFILE SO DO AS YOU WISH.	I must have somehow missed the questions about current employment etc. I am not sure how they were listed as n/a. I am new to this site. I did not see how to change my profile right away but I can check. The yoga studio has been in business for 10 years and I have owned it for the past 3 years if you are curious. Thank you for the advice.
Would you mind providing the name of your Yoga studio so that we might try to find more information on it? (eg customer reviews, etc). Thanks, and good luck with your loan.	Our website is www.innerbodyworks.com We are Bakersfield's oldest and most known yoga studio. Thank you for your interest.

Member Payment Dependent Notes Series 453081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453081	$3,200	$3,200	12.18%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453081. Member loan 453081 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	PCV MURCOR	Debt-to-income ratio:	20.91%
Length of employment:	1 year	Location:	PASADENA, CA

Home town:
Current & past employers:	PCV MURCOR
Education:

This borrower member posted the following loan description, which has not been verified:

559775 added on 10/20/09 > This loan will serve a huge purpose in further improving my current way of life, by allowing me to pay off my debts much sooner. This will allow me to free up some cash each month so I can send extra payments, and eliminate my debts completely. 559775 added on 10/21/09 > I have maintained an excellent payment history with all of my accounts. I am recently engaged and plan to purchase a home within the next 1.5-2yrs; therefore, I cannot afford to default on any of my current/future accounts. I work as a client manager for a huge real estate appraisal firm that has been in business for over 20 yrs. As other companies are downsizing, our company is expanding every month. This allows me to have ultimate confidence in my longevity with this company, as I have proven myself to be a great asset to the company, as a client manager.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$973.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
it says you only have $973 in revolving credit, what is the rest of your debt from?	I have a small loan through HSBC that I want to pay off too. That loan carries a VERY high interest rate.

Member Payment Dependent Notes Series 453089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453089	$2,000	$2,000	15.31%	1.00%	October 26, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453089. Member loan 453089 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	bill rapp	Debt-to-income ratio:	2.56%
Length of employment:	10 + years	Location:	CANASTOTA, NY

Home town:
Current & past employers:	bill rapp
Education:

This borrower member posted the following loan description, which has not been verified:

559795 added on 10/20/09 > none

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	50
Revolving Credit Balance:	$128.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have any other debts? What is you monthly income & expenses? Can you afford additional payment on this loan?	no other debts, i make about 450 a week bring home

Member Payment Dependent Notes Series 453132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453132	$1,800	$1,800	12.18%	1.00%	October 22, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453132. Member loan 453132 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	4.43%
Length of employment:	3 years	Location:	South Pasadena, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

559887 added on 10/19/09 > Have grandsons I'd rather spend the money on...than give it to Target as interest. First I've heard of this, but it's great. 559887 added on 10/19/09 > I plan to payoff in 18 months or less Am making $200/month payments on this loan right now

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1977	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,652.00	Public Records On File:	1
Revolving Line Utilization:	50.30%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 453136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453136	$3,075	$3,075	11.83%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453136. Member loan 453136 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Emkay Inc.	Debt-to-income ratio:	12.91%
Length of employment:	4 years	Location:	STREAMWOOD, IL

Home town:
Current & past employers:	Emkay Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

559899 added on 10/22/09 > I plan on using this loan to purchase a 5.0 Mustang that i can work on in my garage. I have been at my job for over 4 years and recently got a promotion. I have always paid my bills on time

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,988.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	To buy a project vehicle
A "project vehicle?"	Yes. Its for a 5.0 Mustang that I can build

Member Payment Dependent Notes Series 453250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453250	$2,500	$2,500	12.53%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453250. Member loan 453250 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,446 / month
Current employer:	n/a	Debt-to-income ratio:	16.32%
Length of employment:	n/a	Location:	FAYETTEVILLE, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,245.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan? what do you do, who do you work for, please provide all of the details of your expenses.	Loan for new grandchild and holiday shopping. Presently retired. Expenses include SBA loan (98.00)cell phones (175.00), auto and personal insurance (400.00), cable and water (85.00)

Member Payment Dependent Notes Series 453308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453308	$2,600	$2,600	12.53%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453308. Member loan 453308 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,399 / month
Current employer:	Plaid, Inc.	Debt-to-income ratio:	13.54%
Length of employment:	2 years	Location:	Danbury, CT

Home town:
Current & past employers:	Plaid, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

560296 added on 10/20/09 > I am a graphic designer and music producer in desperate need of a new computer for my career. I currently have an iMac that is several years old and has become almost unusable. I plan on using the money to buy one of the awesome new iMacs that came out today! This is my second LendingClub loan, I am a great borrower with no late payments!

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,847.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 453314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453314	$5,000	$5,000	8.94%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453314. Member loan 453314 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Marcus Theatres	Debt-to-income ratio:	14.93%
Length of employment:	8 years	Location:	Tinley Park, IL

Home town:
Current & past employers:	Marcus Theatres
Education:

This borrower member posted the following loan description, which has not been verified:

560299 added on 10/20/09 > I cosigned on a friend's loan last year; he has pretty horrible credit. Even with my good credit, the student loan is at 13%. Now, a year has gone by with me trying to help him out with financial advice, and he isn't really listening. His situation is getting bad, and I have decided to assume this loan. I don't want to be on the hook in 3 years when he gets out of college and all the while it's been accruing at 13%. I don't have a high income at all, as you'll see, but I live at home with my parents, no rent, own my car outright, and like to pay down debt early. My monthly income is 1400, but I hardly spend 700/mo. So, I will probably overpay on this loan unless something comes up.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,109.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No good deed goes unpunished so they say. But good of you to honor your commitment. Good luck with the loan.	Thank you.
What is the $700 per month spent on?	The extra $700 is spent between saving, investing, and paying down debt.
Sounds like you have learned your lesson about cosigning for someone, people want help, but don't really realize what it means because we can't make others do the right thing just because we are their friends. I'm certainly willing to help you and have invested $100.	Cool, thanks. Yeah, his decisions...or lack of decisions...have baffled me. Can't make the horse drink the water...
I'm curious why you cosigned for your friend's student loan in the first place?	He was a great friend...and he's also not stupid...which is why this baffles me. It may have something to do with a new girlfriend, too...

Member Payment Dependent Notes Series 453373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453373	$2,725	$2,725	12.18%	1.00%	October 23, 2009	November 3, 2012	November 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453373. Member loan 453373 was requested on October 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Liberty mutual	Debt-to-income ratio:	1.92%
Length of employment:	3 years	Location:	sanford, FL

Home town:
Current & past employers:	Liberty mutual
Education:

This borrower member posted the following loan description, which has not been verified:

560433 added on 10/20/09 > I am using the installment as way to raise my credit score above 750.

A credit bureau reported the following information about this borrower member on October 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain how you intend to use this loan.	To lower the interest rate on my home loan i put down a large than need down payment. I depleted my saving and rain day fund. This loan solve two problems for me. I current have no credit cards or loan installment payment i have NO debt, but Credit card company see this as a problem. I going to put the money in a 11 month bank certificate with my credit union which has no penalty for early withdrawal , but i do not get the interest. So it is liquid if i need it and draws interest if i don't, but best of all this will establish a consistent payment history for my credit report.
Can you explain the delinquency?	The delinquency or late payment due to car loan with Citizens. My last late payment was over 3 years ago and due to the fact that i could not pay online at Citizens website unless i lived in Delaware or Rhoda Inland. I took out the loan in Maryland. Citizen would only except payment over the phone if the account was least a day late and with a $10 dollar processing fee. I did not know much about credit at the time and figured as long I paid it next day their was know problem. Needless to say i screwed my self over by doing this, but i finally solved the situation when my bank started offering online bill pay and that was about 3 years ago. I have currently no credit cards or loan installment payment. My Financial Planner explained as soon as close a credit card or pay off a loan i lost the benefit of the good payment history in eyes of FICO. So I need to reestablish good current and activity payment history and lending club is giving best interest rate.
Help me understand how borrowing money and taking on more debt raises your score? Thanks..	I have currently no credit cards or loan installment payment. My Financial Planner explained as soon as close a credit card or pay off a loan i lost the benefit of the good payment history in eyes of FICO. So I need to reestablish good current and activity payment history and lending club is giving best interest rate.

Member Payment Dependent Notes Series 453442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453442	$4,500	$4,500	11.14%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453442. Member loan 453442 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Antwerp Diamonds	Debt-to-income ratio:	12.98%
Length of employment:	< 1 year	Location:	Roswell, GA

Home town:
Current & past employers:	Antwerp Diamonds
Education:

This borrower member posted the following loan description, which has not been verified:

560571 added on 10/21/09 > I currently have a credit card with a balance of $4,000 that I would like to refinance for two reasons. Firstly the card has a high APR, and secondly and more importantly I feel that the company practices deceptive and unethical business practices and I no longer wish to do business with them anymore. The minimum payment on the account is a little less than $100 a month so paying the payment of $146.25 on this loan will be no problem at all for me.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,491.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your 3 credit inquiries in the last 6 months? Also what are you going to do about the other $6400 on your revolving credit line? Please verify your income with Lending Club contact them for more info	One of the credit inquiries was from lending club when I previously applied for a loan that did not get fully funded. I looked at my credit report once also in the last six months, however I'm not sure what the third one is. The other $6400 is on two credit cards (six grand on one) about $400 on the other. My parents are helping me pay down the the larger one.

Member Payment Dependent Notes Series 453478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453478	$12,000	$12,000	8.94%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453478. Member loan 453478 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	LYTLES TRANSFER	Debt-to-income ratio:	18.56%
Length of employment:	6 years	Location:	CAMPOBELLO, SC

Home town:
Current & past employers:	LYTLES TRANSFER
Education:

This borrower member posted the following loan description, which has not been verified:

560652 added on 10/21/09 > loan for the purchase of greenhouse supplies and equipment

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,588.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the 16,588 Relv Credit Balance consist of? What do you plan to use this greenhouse for?	The revolving account is credit card balance. I own 3.12 acreas of land and already have 2 greenhouses on the property. I did have a $7000 profit last year selling herbs and perennials. I will use the loan funds to expand and improve production. Thank you, Dixie Bisbee
What is the appraised value of the property that you own?	the 3.12 acreas is appraised at $38,000.00

Member Payment Dependent Notes Series 453487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453487	$14,000	$14,000	8.94%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453487. Member loan 453487 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Berkshire Healthcare	Debt-to-income ratio:	15.80%
Length of employment:	10 + years	Location:	North Adams, MA

Home town:
Current & past employers:	Berkshire Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

560682 added on 10/21/09 > Replace current roof with architectual shingles and ice barrier, plus new ridgevents. This loan would also include kitchen remodeling.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	72
Revolving Credit Balance:	$1,842.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
would you please describe the following: (1) what's your job at Berkshire Healthcare; (2) is it a one-earner family? (3) how much is your mortgage, or other debt payment each month? Thanks	I work as a full-time Nursing Supervisor of a 265 bed skilled nursing facility and my wife works as a Pharmacy Tech part-time for a drug store chain.

Member Payment Dependent Notes Series 453500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453500	$7,725	$7,725	8.94%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453500. Member loan 453500 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	University of Pennsylvania	Debt-to-income ratio:	16.63%
Length of employment:	< 1 year	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	University of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

560721 added on 10/22/09 > Loan being used to pay off a loan that my mother took out in order to pay for my intership to finish school.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,355.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose?	My mother applied for a loan in order for me to complete an internship for school, I am planning on using this loan to pay the balance that my mother owes.
Loan Description?	Being used to pay off the loan my mother took out to pay for my internship.
what do you do in UPenn? is that a stable job, or a temp one such as a RA position? Also, you have very high credit card balance, any plan to pay that off?	I am a registered dietitian and research coordinator for a phsycologist studying bariatric surgery. It is a full time permanent stable position. I am working on paying off my credit card balance- have been paying more than the minimum every month.
Is this position you're currently the internship your mother took out a loan for? Is this a paid position? What are your average monthly expenses? Also, I happen to be a UPenn alum, myself--is this position on campus (or at HUP)?	No, I finished my internship a few years ago and have been helping my mom pay it off, but now she is looking to buy a house, so needs me to put the loan in my name. My monthly expenses are about 1600 depending on the month. I am currently in a paid position at Penn. I am employed by the university at the Center for Weight and Eating Disorders.
Please verify income	I make 48,000 a year.
I think by verify the income he meant to work with Lending Club and have them verify. It's optional and there is some extra paperwork, but more of us investors will join in on the loan if we see that your numbers all check out. Good luck in your career - it sounds like interesting work in a good field.	Oh, thanks for clarifying. Ill have to look into that

Member Payment Dependent Notes Series 453529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453529	$9,000	$9,000	21.21%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453529. Member loan 453529 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	GEHEALTHCARE	Debt-to-income ratio:	10.24%
Length of employment:	2 years	Location:	Butler, WI

Home town:
Current & past employers:	GEHEALTHCARE
Education:

This borrower member posted the following loan description, which has not been verified:

560782 added on 10/21/09 > Thanks for lending

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,089.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 453543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453543	$7,600	$7,600	8.59%	1.00%	October 23, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453543. Member loan 453543 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Techtronic Industries	Debt-to-income ratio:	10.50%
Length of employment:	5 years	Location:	EASLEY, SC

Home town:
Current & past employers:	Techtronic Industries
Education:

This borrower member posted the following loan description, which has not been verified:

560818 added on 10/21/09 > I'm going to buy an engagement ring for my girlfriend. 560818 added on 10/22/09 > One thing to note is that I have been saving for months already - this loan is to cover the rest of the purchase. The money that has been set aside in my budget for saving will go right to the payment of this debt.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1970	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	67
Revolving Credit Balance:	$12,952.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 453620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453620	$2,500	$2,500	13.92%	1.00%	October 23, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453620. Member loan 453620 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	MD Anderson Cancer Center	Debt-to-income ratio:	21.17%
Length of employment:	< 1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	MD Anderson Cancer Center, Memorial Sloan Kettering Cancer Center
Education:	Florida State University, University Of Pittsburgh Ph.D

This borrower member posted the following loan description, which has not been verified:

560954 added on 10/22/09 > Please, help us cover medical bills after our son birth. We have two huge bills left one for labor&delivery and the second one for treatment of neborn jaundice (photherpahy). Our insurance covers only 80% plus we have huge deductable and out of pocket amount. And the main problem is that right now I'm the only person who can work.

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,323.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Please, help us cover medical bills after our son birth. We have two huge bills left one for labor&delivery and the second one for treatment of newborn jaundice (photherpahy). This treatment cost us 17690.10 before insurance. Our insurance covers only 80% plus we have deductable ($250 per person) and out of pocket amount($1750 per person) . And the main problem is that right now I'm the only person who can work.

Member Payment Dependent Notes Series 453688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
453688	$2,100	$2,100	11.14%	1.00%	October 26, 2009	November 4, 2012	November 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 453688. Member loan 453688 was requested on October 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	n/a	Debt-to-income ratio:	6.75%
Length of employment:	n/a	Location:	Westhampton Beach, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

561087 added on 10/21/09 > Currently a full-time student, with a part-time job. However, before the job had to rely on credit in order to buy books and other necessities. Income is anywhere from 500-1200 / month depending on how many days are worked, but with many expenses of applying to grad schools (interviews, application fees, classes) it would be great to consolidate my CC load in order to avoid high interest rates. With only a $2100 loan, payment of $70/month can certainly be made and most likely far in advance of the 3 years. Please help, thanks!

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,256.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It's not easy, I hope you can handle it. :)	Thank you! It definitely is not easy, and attempting to build a large enough savings in order to make the transition is my main economic concern. But this will definitely go a long way towards freeing up my cash flow and allowing for that. Thanks again!

Prospectus Supplement (Sales Report) No. 13 dated October 27, 2009